Exhibit 2.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND

GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (“Agreement”) is entered into on August 5, 2005, by: William Go, an individual (“MR. GO”), E-Class, a Philippine corporation (“E-Class”), and PSMT Philippines, a Philippine Corporation (“PSMTP”), MR. GO’s affiliated companies, National Import and Export Company, San Marino International Corporation, Arcadia International Corporation and Christine Merchandising, Inc. (“GO Affiliates”), on the one hand, and PriceSmart, Inc., a Delaware Corporation, (“PSMT Inc.”), on the other hand. E-CLASS, PSMTP, GO Affiliates and PSMT Inc. shall be collectively referred to as the “Parties.”

I. RECITALS

This Agreement is made with reference to the following facts:

A. In approximately July 2000, PSMT Inc. on the one hand, and MR. GO and Mr. Robert See, on the other, entered into a Shareholders’ Agreement, and, upon formation of E-Class, MR. GO and Mr. Robert See assigned all of their rights and obligations under the Shareholders’ Agreement to E-Class, for the purpose of engaging in the business of retail membership warehouses in the Philippines under PSMTP. At that time and thereafter, PSMT Inc., MR. GO, GO AFFILIATES, and PSMTP entered into additional agreements, including but not limited to, agreements related to the supply of merchandise to PSMTP and licensing of intellectual property and related matters, in order to facilitate the business relationships among the Parties.

B. The ownership composition of PSMTP is currently as follows: of all issued shares, 52% is owned by PSMT Inc. and its nominees, 38% is owned by E-Class and its nominees and 10% is owned by First Metro Investment Corporation (“FMIC”) and its nominees.

C. In approximately 2003, a dispute arose among the Parties with regard to sums due to PSMT Inc. from GO Affiliates. In order to resolve that dispute, in approximately December of 2003, MR. GO executed a Promissory Note in favor of PSMT Inc. for the approximate amount of $917,000 subject to adjustments (“Promissory Note”). MR. GO personally signed the Promissory Note creating a personal obligation under the Promissory Note.

D. In or about late 2003, MR. GO stopped making payments on the Promissory Note. On December 23, 2004, PSMT Inc. filed a civil action in the Superior Court of the County of San Diego, State of California, U.S.A., Case Number GIC840383, to collect all sums due, including interest and attorneys’ fees pursuant to the Promissory Note. This case is currently pending before the Fourth District Court of Appeals in San Diego, California (“San Diego Action”). MR. GO and E-Class vigorously deny and dispute the alleged claims asserted by PSMT Inc.

E. In or about September of 2004, and thereafter, a dispute arose among the Parties about the Parties’ respective breaches of duty under the agreements referenced in Recital A. E-Class and PSMTP (through E-Class) raised claims that include, but are not limited to, mismanagement of PSMTP and fees charged by PSMT Inc. to PSMTP in addition to violations of the terms of the Shareholders’ Agreement and related agreements. PSMT Inc. asserted and contends that PSMTP, MR. GO and E-Class acted in violation of the Shareholders’ Agreement and related agreements by, including but not limited to, failing to pay appropriate sums due on merchandise shipped to PSMTP, and MR. GO and E-Class acted in a manner which damaged the business of PSMTP.

F. In approximately, December 2004, MR. GO and E-Class initiated a derivative suit on behalf of PSMTP against Benjamin Woods, Robert Gans, John Heffner and James Cahill, docketed as SEC Case No. 04-53, on the claims asserted in Recital E, in Manila, Philippines tribunal and has since pursued said matter to the Appellate Court of the Philippines. (“Civil Action”). PSMT Inc. vigorously denies and disputes the alleged claims asserted by E-CLASS and MR. GO.

G. In approximately January and April 2005, MR. GO initiated criminal charges in the Philippines against Benjamin Woods for perjury, docketed as Criminal Case No. 87188, and against Benjamin Woods, Robert Gans, John Heffner, James Cahill and Zeus Aboy, for alleged estafa violations, docketed as I.S. No. 05-01-00676 (collectively referred to as Criminal Actions”). PSMT Inc., Benjamin Woods, Robert Gans, John Heffner, James Cahill, Zeus Aboy, the respondents in the Criminal Actions, and each of them, vigorously deny and dispute the merits of said allegations.

H. In approximately, February 2005, MR. GO and E-Class initiated an administrative complaint with the Philippine Bureau of Immigration and Deportation against Benjamin Woods, President of PSMTP and employee of PSMT Inc., for alleged violations of Philippine immigration laws (“Administrative Action”). PSMT Inc. and Benjamin Woods vigorously deny and dispute the merits of said allegations.

I. The actions described in Recitals C-H are collectively referred to hereafter, as the “Litigation.”

J. There exist two loans from Metro Bank and Trust Company to PSMTP identified as PhP66 million dated July 1, 2003 and PhP250 million dated September 13, 2001, (“Metro Bank Loans”). PSMT Inc. has previously provided guarantees for fifty-two percent (52%) of the Metro Bank Loans (“Metro Bank Guarantees”). The guarantee on the PhP66 million was erroneously issued on PhP108 million. Additionally, there exists a restrictive covenant under section 6.02(l) of the Metro Bank Loan Agreements requiring PSMTP to contemporaneously make a proportionate prepayment or repayment of the Metro Bank Loans, in the event that PSMTP prepays any other loans (“Metro Bank Restrictive Covenants”).

K. There exists one loan from Banco De Oro to PSMTP in the approximate amount of PhP250 million, dated June 19, 2002. (“Banco De Oro Loan”). PSMT Inc. has previously provided a guarantee for fifty-two percent (52%) of the Banco De Oro Loan, (“Banco De Oro Guarantee”), which remains in full force and effect. Banco De Oro has agreed that it shall, upon the effectivity of this Settlement Agreement, immediately release PSMT Inc. from the Guarantee when PSMTP’s obligation under the said Loan Agreement has been partially paid and the remaining balance payable to Banco De Oro by PSMTP under the Term Loan Agreement is One Hundred Million Pesos (PhP 100,000,000) or less (Exhibit “D”)

L. There exist two loans with Banco De Oro, dated September 12, 2002 and March 18, 2003, respectively, and one loan with Equitable PCI dated March 21, 2003 to PSMTP with a current total outstanding loan balance of approximately $9.7 million USD. (“Back-to-Back Loans”). There is approximately $10.2 million USD on combined deposits with these banks securing these loans (the “Back-To-Back Loan Security”). There currently exists a prepayment penalty for early retirement of the Back to Back Loans.

M. There exists a loan for which the original loan amount released was approximately $10.2 million USD, from the International Finance Corporation to PSMTP, maturing on June 15, 2012, which was assigned to PSMT Inc. on approximately September 15, 2004 (“IFC Loan”). The IFC Loan is not subject to any of the releases provided by PSMT Inc. to MR. GO, E-Class, PSMTP and GO-Affiliates, herein, and will remain a continuing, valid and outstanding obligation of PSMTP, MR. GO and E-Class, following completion of all the transactions contemplated in this Agreement.

N. Without admitting any liability or wrongdoing whatsoever, the Parties have entered into this Agreement to completely resolve, compromise, and settle all disputes, claims, and controversies between or among them. This includes without limitation any and all disputes, claims and controversies among MR. GO, E-Class, PSMTP and GO Affiliates and PSMT Inc., as well as their respective subsidiaries, affiliates, officers, employees, agents or assigns.” In making this Agreement, no party is admitting the sufficiency of any claims, allegations, assertions, contentions or positions of any other party, or the sufficiency of any defenses to any such claims, allegations, assertions, contentions or positions. The Parties have, nevertheless, agreed to enter into this Agreement to avoid further expense, inconvenience, and distraction, and to be free of further liability from any claims by the Parties, whether asserted or not in the Litigation.

O. As part of the Parties’ respective desire to achieve finality and resolution of all disputes between and among them, the Parties also desire to enter into this Agreement in order to transfer the entire interest of PSMT Inc. in PSMTP to MR. GO and E-Class in exchange for the covenants and promises described below or, in the event that the covenants and promises are not fulfilled by MR. GO or E-Class, to transfer the entire interest of MR. GO and E-Class in PSMTP to PSMT Inc.:

II. AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises, and warranties set forth herein, the parties agree as follows:

A. The aforesaid Recitals are part of this Agreement.

B. DELIVERIES TO ESCROW

1. Concurrent with the execution of this Agreement, E-Class is delivering and depositing all of its shares representing its 38% interest in PSMTP, along with a

Deed of Assignment(s) (Exhibit I), assigning its shares in PSMTP to PSMT Inc., to the mutually agreed upon Escrow Agent, Deutsche Bank, AG, Trust Department, Attention: Attorney Manuel Malabanan, Vice President and Trust Department Head, under the terms and conditions set forth in the Escrow Agreement and as attached to this Agreement as Exhibits “A-1”, “A-2 through A-4,” respectively. It is expressly understood that said shares and Deeds of Assignment shall be immediately released to PSMT Inc., without restriction pursuant to the Escrow Agreement (Exhibit A-1) and Escrow Instruction (Exhibit A-3), upon the occurrence of any one of the following events:

a) MR. GO, E-CLASS or PSMTP, initiates, pursues or revives any legal action of any kind, including the Litigation, against PSMT Inc. or any of its officers, agents and employees;

b) MR. GO, E-CLASS or PSMTP fail to provide proof to PSMT Inc. by August 20, 2005, pursuant to Section II C 3, below, of:

•	the regional trial court’s order dismissing (which the parties agree to mean a dismissal with prejudice) the Civil Action and an order from the Court of Appeals withdrawing or dismissing (which the parties agree to mean a dismissal with prejudice) the Civil Action;

•	an order from the prosecutor dismissing with prejudice the estafa complaint in the Criminal Actions;

•	a metropolitan trial court order dismissing (which the parties agree to mean a dismissal with prejudice) or an order withdrawing the perjury complaint in the Criminal Action; and

•	an order granting the withdrawal of the Administrative Action by August 20, 2005;

c) MR. GO, E-CLASS or PSMTP fails to cooperate in the legal recordation of PSMT Inc.’s collateral and security interest in the IFC Loan, as described in Section D, Paragraph 8, below.

In the event of any of the foregoing, PSMT Inc. will also have available to it, (in addition to and not in substitution for the delivery of shares of PSMTP to PSMT, Inc.) any and all additional remedies in equity or in law against MR. GO and E-Class for breach of this Agreement. It is further expressly acknowledged that upon any delivery of shares of PSMTP and Deed of Assignment to PSMT Inc., PSMTP shall have no further obligations to PSMT Inc. arising under or out of this Agreement, but any such obligations that might otherwise exist shall be obligations of MR. GO and E-Class, and the release of PSMTP from such obligations shall not operate in any way to satisfy obligations of Mr. GO or E-Class or to diminish or partially satisfy any obligations of Mr. GO and/or E-Class to PSMT Inc.

In the event that the E-Class shares of PSMTP are assigned to PSMT Inc., MR. GO and E-Class shall be relieved of the liabilities for the IFC loan, Metro Bank Loan and Banco De Oro Loan, except to the extent of the original guarantees made by E-Class for 38% of these loans.

2. a. Concurrent with the execution of this Agreement, the shares of PSMTP held by PSMT Inc., along with a Deed of Assignment, assigning said shares to E-Class, will be deposited for safekeeping with SSHG.

b. Concurrent with the execution of this Agreement, PSMT Inc. is delivering and depositing an unfiled, but fully executed dismissal with prejudice (“Dismissal with Prejudice”) of the San Diego Action with the Escrow Agent identified in Section I, D, above, under the terms and conditions set forth in the Escrow Agreement and Instructions attached to this Agreement as Exhibit “A-1 through A-4.” It is expressly understood that in the event that MR. GO and E-Class have satisfied all of their obligations under this Agreement on or before August 20, 2005, and written request has been made upon PSMT Inc.’s counsel, Sycip, Salazar, Hernandez, and Gatmaitan (“SSHG”), to convey PSMT Inc.’s shares in PSMTP along with Deeds of Assignment in the form attached hereto as Exhibit _”B,” but, PSMT Inc. has failed to do so within 48 hours from the business day following such written request, said Dismissal with Prejudice of the San Diego Action shall be released to MR. GO and E-Class, without restriction, pursuant to the Escrow Agreement (attached as Exhibit A-1) and the Escrow Instruction (attached as Exhibit A-4).

c. In the event of the foregoing, MR. GO and E-Class will also have available to them in addition to, and not in substitution for, the release of said Dismissal with Prejudice, any and all additional remedies against PSMT Inc. in equity or in law for breach of this Agreement.

3. The Parties agree that MR. GO and E-Class, on the one hand and PSMT Inc., on the other, shall each be responsible for payment of one-half of the total Escrow charges incurred as a result of complying with the terms of this Agreement and the Escrow Instructions attached as Exhibits “ A-1 through A-4.”

C. COVENANTS RELATED TO THE LITIGATION.

1. On August 3, 2005, SSHG was furnished a copy by MR. GO and E-Class, with the original receiving stamp of the Court of Appeals, of the “Joint Manifestation and Motion, dated August 2, 2005,” requesting a suspension of the proceedings before the Court of Appeals and implementation of the TRO. The Parties have agreed that the request to suspend implementation of the TRO was made jointly, and that such request shall not be construed as a waiver of the Parties’ respective positions in the Civil Action. Furthermore, the parties acknowledge that counsel for the parties jointly moved in open court for the suspension of the Civil Action and the estafa portion of the Criminal Actions.

2. Concurrently with the execution of this Agreement, MR. GO and E-Class are providing to counsel for PSMT Inc., SSHG, in a form satisfactory to SSHG, executed documents, including MR. GO’s Affidavits of Desistance in the two Criminal Actions and the Administrative Action, and motions for the dismissals with prejudice/withdrawal of the Criminal Actions, the Administrative Action and the Civil Action, necessary for filing in the appropriate fora for orders from the appropriate courts or agencies dismissing or granting withdrawals of the Criminal Actions, Administrative Action and the Civil Action. It is the Parties’ intention that all dismissals and withdrawals of all Litigation among the Parties be completed with prejudice. However, it is acknowledged that proof of the finality of all dismissals may not be available until a reasonable time after the Closings of this Agreement.

Nothing in this Paragraph shall limit MR. GO, E-Class and PSMTP’s obligations to provide proof of the final dismissal orders, as soon as is practicable.

3. E-CLASS and PSMTP agree to deliver to counsel for PSMT Inc. by no later than August 20, 2005, proof of the dismissals, by certified true copies of the dismissals and orders from the appropriate courts or agencies dismissing or granting withdrawals (which the parties agree to mean a dismissal or withdrawal with prejudice) of the Criminal Actions, the Administrative Action and the Civil Action. PSMT Inc. agrees to cooperate with E-CLASS and PSMTP’s efforts to secure final dismissal of the Criminal Actions, the Administrative Action and the Civil Action. MR. GO, E-CLASS AND PSMTP ACKNOWLEDGE AND AGREE THAT TIME IS OF THE ESSENCE AND FAILURE TO DELIVER THE ITEMS REQUIRED UNDER THIS PARAGRAPH BY AUGUST 20, 2005 SHALL IMMEDIATELY TRIGGER RELEASE FROM ESCROW OF E-CLASS SHARES TO PSMT Inc. PURSUANT TO THE ESCROW INSTRUCTIONS IN EXHIBIT A-3 TO THIS AGREEMENT.

4. Concurrent with the execution of this Agreement, PSMT Inc. agrees to deliver to counsel for MR. GO and E-Class, Esquerra & Blanco Law Offices, a copy of the dismissal without prejudice of the San Diego Action to be filed in the San Diego Superior Court. MR. GO and E-CLASS agree to cooperate in PSMT Inc.’s effort to dismiss the San Diego Action. In order to complete the dismissal of the San Diego Action, MR. GO must instruct his counsel in San Diego to file a “Notice of Abandonment of Appeal with the San Diego Superior Court.”

D. ADDITIONAL COVENANTS BY MR. GO, E-CLASS AND PSMTP

1. Concurrent with the execution of this Agreement, MR. GO, E-Class and PSMTP are providing to PSMT Inc. written confirmation from Metro Bank, in the form provided as Exhibit “C”, attached to this Agreement, of the release and waiver of Metro Bank’s Restrictive Covenants; confirmation that the Metro Bank Guarantee on fifty-two percent (52%) of the PhP$66 million loan; and Metro Bank’s approval of, consent to, and waiver of any default provisions triggered by, the change of ownership and management of PSMTP contemplated under this Agreement.

2. Concurrent with the execution of this Agreement, MR. GO, E-Class and PSMTP are providing to PSMT Inc. written confirmation in the form provided as Exhibit “D,” attached to this Agreement, of Banco De Oro’s approval of, consent to, and waiver of any default provisions triggered by, the change of ownership and management of PSMTP contemplated under this Agreement.

3. Concurrent with the execution of this Agreement, MR. GO, E-Class and PSMTP are delivering to counsel for PSMT Inc. a signed document from PSMTP instructing Banco de Oro and Equitable PCI to retire the Back-to-Back loans by applying the funds on deposit in the form of collateral to the then existing loan balance and instructing that any remaining funds be wired to the bank account of PSMT Inc. in the form of the Bank Instructions attached as Exhibit “E,” to this Agreement. To the extent that additional documents are necessary to implement the retirement of the Back-to-Back loans, MR. GO and E-Class agree to cooperate and to execute them.

4. Concurrent with the execution of this Agreement, MR. GO, E-Class and PSMTP are providing to counsel for PSMT Inc. written consent by FMIC of the transfer of shares from PSMT Inc. to E-Class and waiver of any of FMIC’s “tag-along” rights, and any other rights which may be triggered by the transaction contemplated under this Agreement, in the form of the document attached to this Agreement as Exhibit “F.”

5. MR. GO, E-Class and PSMTP hereby assign to PSMT Inc. any and all rights to recovery of any settlement, judgment or award in the PSMTP litigation currently pending against Citibank, PSMT Philippines, Inc. vs. Citibank, N.A, Regional Trial Court Branch 57, Makati City, Civil Case Number 04-430 (“Citibank Litigation”). Payment of any recovery shall be issued directly to PSMT Inc. PSMT Inc. has the exclusive right to manage the Citibank Litigation. PSMT Inc. assumes all responsibility for legal expenses and costs not yet paid in pursuit of this action as of the execution of this Agreement. Concurrent with the execution of this Agreement, E-CLASS and PSMTP shall execute the Assignment of Rights to PSMT Inc. in the Citibank Litigation, attached to this Agreement as Exhibit “G”. PSMT Inc. hereby agrees to indemnify, protect, defend and hold harmless PSMTP and its officers, directors, shareholders and agents, and each of them, from and against any and all liabilities and obligations of every kind and description, including but not limited to damages, an adverse judgment, interest, taxes and other obligations, penalties, attorneys’ fees, costs and investigative fees arising out of or associated with the Citibank Litigation.

6. MR. GO, E-Class and PSMTP, and each of them, hereby agree to indemnify, protect, defend and hold harmless PSMT Inc. and its officers, directors, shareholders and agents, and each of them, from and against any and all liabilities and obligations of every kind and description, including but not limited to payments for rent, interest, taxes and other obligations, penalties, attorneys’ fees, costs and investigative fees arising out of or associated with:

a. the following five ground leases wherein PSMTP is tenant which ground leases are sometimes referred to:

i) “Fort Bonafacio Global City,” Taguig, Metro Manila, dated September 1, 2000;

ii) “Ortigas,” Pasig City, dated January 9, 2001;

iii) “Congressional,” Quezon City, dated April 30, 2001;

iv) “Alabang,” Muntinlupa City, dated May 17, 2002; and

v) “Aseana Business Park,” Paranaque City, dated January 31, 2001;

(“The Ground Leases”).

b. the Metro Bank Loans to PSMTP and Metro Bank Guarantees by PSMT Inc.;

c. the Banco De Oro Loan to PSMTP and the Banco De Oro Guarantee by PSMT Inc.;

d. any and all lawsuits against PSMTP, including but not limited to, Petpro, Inc. v. PSMTP Inc. and San Marino International Corp., Regional Trial court of Manila, civil case Number 03-106037 , Wrongful Death claim (Congressional) and labor claims;

e. any claims for taxes, duties or VAT, owed or payable under Philippine law, on merchandise previously shipped, imported or cleared by MR. GO, GO Affiliates or PSMTP;

f. any claims for severance, indemnity or other payments to PSMTP employees that may be triggered or owed for any reason, including but not limited to, as required by the laws and regulations of the Philippines, by contract or by virtue of the business changing ownership, changing business model or closing down; and

g. any liability to PSMTP employees for compensation, benefits and retirement benefits.

7. Concurrent with the execution of this Agreement, MR. GO is executing a Personal Guarantee in favor of PSMT Inc. for the balance due on the IFC loan in the form attached as Exhibit “H” to this Agreement. MR. GO, E-Class and PSMTP assume full responsibility and are jointly and severally liable for repayment to PSMT Inc. of the entire balance of the IFC loan in addition to accrued and unpaid interest up to and including the closing date as well as future interest payments, in accordance with the terms of the Omnibus Agreement dated June 27, 2002, unless PSMT Inc. acquires the shares of PSMTP, in which case, MR. GO and E-Class shall cease to be liable for the IFC Loan and the Personal Guarantee in Exhibit H shall be null and void.

8. MR. GO, E-Class and PSMTP acknowledge and agree that all security and collateral on the IFC Loan has been assigned to PSMT Inc. and agree to cooperate with SSHG and provide any necessary assistance in facilitating the legal registration in favor of PSMT Inc. of the following:

a. Alabang Chattel;

b. Aseana Chattel (transferred from Ortigas);

c. Ortigas leasehold;

d. Alabang leasehold; and

e. MR. GO, E-Class and PSMTP will cooperate and assist SSHG in perfecting said security and collateral in favor of PSMT Inc.

9. Upon and following the release of PSMT Inc. shares in PSMTP, MR. GO, E-Class and PSMTP covenant to maintain the business of PSMTP in the current form of a membership warehouse for a period of not less than six months. MR. GO and E-Class shall indemnify, protect, defend and hold harmless PSMT Inc. and its officers, directors, shareholders and agents, and each of them, from and against any and all liabilities and obligations of every kind and description, including but not limited to payments for interest, taxes and other obligations, penalties, attorneys’ fees, costs and investigative fees related to the membership, including but not limited to membership refunds and any liability to members in the event that the membership concept is terminated or the business is closed.

10. MR. GO, E-Class and PSMTP covenant that during the time that PSMTP is operated under the PriceSmart name, that PSMTP will continue with the same retirement and benefits programs currently in place for PSMTP employees.

11. MR. GO and E-Class acknowledge and agree that they are accepting the business of PSMTP, including its assets and liabilities, as well as the shares conveyed by or assigned from PSMT Inc. on an “AS-IS” basis, recognizing that PSMT Inc. has not made any representations or warranties about the business, prospects, assets or liabilities of PSMTP or its shares. MR. GO acknowledges that he has been permitted to directly contact the Tan Acut Law Firm as well as Attorney Aguirre, counsel for PSMTP, regarding the litigations pending against PSMTP.

12. MR. GO, E-Class and PSMTP acknowledge and agree that PSMT Inc. is the exclusive owner of the PriceSmart name.

13. Upon execution of this Agreement, MR. Go and E-Class expressly acknowledge that if the transactions provided for in this Agreement are not closed by August 20, 2005, E-Class is no longer a shareholder in PSMTP and they have waived any and all rights with regard to PSMTP. MR. GO and E-Class agree that on and continuing after August 20, 2005, PSMT Inc. will have the irrevocable and exclusive right to take whatever action it deems appropriate for the business of PSMTP, including but not limited to filing for dissolution, liquidation and/or bankruptcy of PSMTP.

14. MR. GO, E-Class agree that they are jointly and severally liable for all covenants, obligations, liabilities and agreements to indemnify under this Agreement.

15. MR. GO and E-Class hereby agree to indemnify, protect, defend and hold harmless PSMT Inc. and its officers, directors, shareholders and agents, and each of them, from and against any and all liabilities and obligations of every kind and description, including but not limited to payments for rent, interest, taxes and other obligations, penalties, attorneys’ fees, costs and investigative fees arising out of any action filed or pursued against PSMT Inc. or its directors, officers, employees, agents or shareholders by any of the Go Affiliates.

16. MR. GO and E-Class covenant not to sue PSMT Inc. or any officer, director, shareholder, employee or agent of PSMT Inc. alleging any or all claims that are released by them herein.

17. MR. GO and E-Class represent and warrant that, other than the Litigation, and letter complaints both dated February 28, 2005 against Benjamin Woods before the Department of Labor and Employment and Bureau of Internal Revenue, which already have been settled/dismissed, no additional claims or complaints have been filed by either of them or by any person or entity with which either of them is affiliated or associated against PSMT Inc. or any of its officers, directors, shareholders, employees or agents, whether civil, administrative or criminal.

18. MR. GO and E-Class shall indemnify, protect, defend and hold harmless PSMT Inc. and its officers, directors, shareholders and agents, and each of them, including but not limited to, Benjamin Woods, Zeus Aboy, John Heffner, James Cahill and Robert Gans, from and against any and all liabilities and obligations of every kind and description, including but not limited to attorneys’ fees, costs and expenses, and investigative fees arising out of MR. GO, E-Class or PSMTP’s revival, reinstitution or pursuit of the Litigation or the institution of any action arising out of the matters released herein.

E. ADDITIONAL COVENANTS BY PSMT INC.

1. Following execution of this Agreement, including a full general release of all claims and upon MR. GO and E-Class’ discharge of all obligations contained in Section III, Paragraph A, below, PSMT Inc. shall assign and convey all of its shares in PSMTP to E-Class. MR. GO and E-Class hereby acknowledge and agree that they are accepting these shares “AS-IS” without relying upon any representations or warranties from PSMT Inc. and/or its agents, including, but not limited to, any representations or warranties as to the business, prospects, assets or liabilities of PSMTP. PSMT Inc. shall be responsible for payment of the taxes, and with MR. GO, E-Class and PSMTP’s cooperation, PSMT Inc. will obtain the appropriate tax clearance required under Philippine law, so that said shares may be registered to E-Class.

2. Upon release of PSMT Inc.’s shares to Mr. GO and/or E-Class, PSMT Inc. will continue to provide existing computer support services for a fee of $25,000 a month, not including data communication costs related to computer support services, (i.e., the cost of the leased line to connect PSMTP’s computers to San Diego), which should continue to be paid by PSMTP. The first payment is due upon PSMT Inc.’s transfer of its shares in PSMTP (not including the tax clearance), and monthly payments continue every 30 days, thereafter. These services will terminate 90 days from the execution of this Agreement.

3. For a period of one year from the release of PSMT Inc.’s shares to Mr. GO and/or E-Class under this Agreement, PSMT Inc. will provide PSMTP with the right to use the PriceSmart name, at the four existing sites in the Philippines, and for no other purpose and at no other place, provided that the business of PSMTP is maintained as a membership warehouse for at least the first six months, and provided that PSMTP is operated in full compliance with all applicable laws and regulations and is making all timely payments as required under this Agreement. In the event that PSMTP ceases to operate as a membership warehouse at any time during the first six months following the execution of this Agreement, PSMTP shall immediately cease any and all use of the PriceSmart name.

4. Effective August 6, 2005, PSMT Inc. has the right, but not the obligation, to supply merchandise from United States’ vendors to PSMTP on a COD basis, due and payable before the merchandise is actually shipped to the location designated by PSMTP for delivery. All prices for merchandise shall be set by PSMT Inc. to constitute reimbursement for all of PSMT Inc.’s cost to purchase and deliver the merchandise to PSMTP at the agreed location plus a service payment equal to two percent (2%) of costs. (“Service Payment”). This Paragraph does not apply to merchandise being delivered pursuant to Paragraph 5, immediately, below.

5. PSMT Inc. agrees that any merchandise that already has been exported and is in containers on ships en route to the Philippines as of August 5, 2005, shall be delivered to PSMTP without payment owed to PSMT Inc. MR. GO, E-Class and PSMTP agree to accept “AS-IS” all merchandise delivered pursuant to this paragraph.

6. Upon execution of this Agreement, MR. GO’s attorneys will promptly file a Notice of Abandonment of Appeal of the San Diego Action. PSMT Inc. will then dismiss without prejudice, the San Diego Action.

7. Upon receipt of proof of the final orders from the appropriate courts or agencies dismissing or granting withdrawals of the Criminal Actions, the Administrative Action and the Civil Action, PSMT Inc. shall dismiss with prejudice the San Diego Action.

8. PSMT Inc. is to maintain all responsibility for any and all liability in the EverGotesco litigation pending in the regional trial court of Las Pinas. PSMT Inc. hereby agrees to indemnify, protect, defend and hold harmless PSMTP and its officers, directors, shareholders and agents, and each of them, from and against any and all liabilities and obligations of every kind and description, including but not limited to payments for interest, taxes and other obligations, penalties, attorneys’ fees, costs and investigative fees arising out of the Evergotesco litigation. PSMT Inc. shall have exclusive right to manage this litigation.

9. Between the date this Agreement is executed and when PSMT Inc.’s shares in PSMTP are released to MR. GO and/or E-Class or August 20, 2005, whichever occurs first, PSMT Inc. will continue to conduct the business of PSMTP in the ordinary due course of business and Mr. GO and E-Class will cooperate fully and provide all reasonable assistance to conduct the business in that manner. PSMT Inc., will obtain MR. GO and/or E-Class’s approval, so long as MR. GO is accessible, and such approval is not unreasonably withheld, before undertaking any extraordinary actions for the protection of the PSMTP.

10. Following receipt of satisfactory proof of the final orders from the appropriate courts or agencies dismissing or granting withdrawals, or the equivalent of dismissals with prejudice of the Criminal Actions, the Administrative Action and the Civil Action, PSMT Inc. will cooperate in an effort to obtain releases from the individuals who were defendants in the Criminal Actions and the Civil Actions.

F. MUTUAL GENERAL RELEASE OF ALL CLAIMS

1. Mutual Releases Between MR. GO, GO-Affiliates, E-Class and PSMTP, on the one hand, and PSMT Inc., on the other hand.

a. In consideration for the above referenced covenant to transfer PSMT Inc.’s shares in PSMTP (52% interest) to E-Class, the deposit of a dismissal with prejudice of the San Diego Action in Escrow pursuant to the terms of the Escrow Agreement and subject to the conditions of the Escrow Instructions attached as Exhibit A-1 through A-4, the covenant for the ultimate dismissal with prejudice of the San Diego Action and the additional covenants set forth herein, and for good and valuable consideration, receipt of which is hereby acknowledged, MR. GO, individually, and to the extent of any interest in any entities, related companies and/or trusts in which MR. GO holds or has ever held any interest and MR. GO’s heirs, assigns, and successors and Go Affiliates, E-Class and PSMTP do hereby completely release, acquit, and forever discharge PSMT Inc. and its past, present, and future directors, officers, shareholders, agents, partners, parent and affiliated corporations, subsidiaries, divisions, representatives, attorneys, joint venturers, predecessors, beneficiaries, owners, members, employees, administrators, successors, affiliates, insurers and assigns from any and all claims actions, rights, damages, expense, compensations, and causes of action of any and every kind, nature and character whatsoever, known or unknown, currently asserted or not, which they may now have, have ever had, or may have in the future against each other in any way relating to, or arising from, out of, or in connection with their past dealings, and the disputed matters, including but not limited to the subject matter of the Criminal Actions, the Administrative Actions, the Civil Actions or the San Diego Action, except as otherwise provided herein. The Parties expressly agree that the release contemplated y this section F(1)(a) shall not extend to or in any way affect (i) claims arising directly as a result of the breach of the terms and conditions of this Agreement, which claims the Parties do not intend to release.

b. In consideration for the deposit into Escrow of E-Class shares and the Deed of Assignment of those shares to PSMT Inc., attached as Exhibit I to this Agreement, pursuant to the Escrow Agreement and subject to the Escrow Instructions attached as Exhibit A-1 through A-4, the covenant to provide proof of the final dismissals with prejudice of the Criminal Actions, the Administrative Action, and the Civil Action, the covenant not to initiate or pursue any civil, administrative or criminal actions, MR. GO’s personal guarantee of the IFC loan, the indemnification provisions in favor of PSMT Inc. from MR. GO, E-Class and PSMTP and the additional covenants set forth herein, and for good and valuable consideration, receipt of which is hereby acknowledged, PSMT Inc. and its subsidiaries hereby completely release, acquit, and forever discharge Mr. GO, E-Class and PSMTP and their past, present, and future directors, officers, shareholders, agents, partners, parent and affiliated corporations, subsidiaries, divisions, representatives, attorneys, joint venturers, predecessors, beneficiaries, owners, members, employees, administrators, successors, affiliates, insurers and assigns from any and all claims actions, rights, damages, expense, compensations, and causes of action of any and every kind, nature and character whatsoever, known or unknown, currently asserted or not, which they may now have, have ever had, or may have in the future against each other in any way relating to, or arising from, out of, or in connection with their past dealings, and the disputed matters, including but not limited to the subject matter of the Criminal Actions, the Administrative Actions, the Civil Actions or the San Diego Action, except as otherwise provided herein. The parties expressly agree that the release contemplated by this Section F (1)(b) shall not extend to or in any way affect (i) claims arising directly as a result of the breach of the terms and condition of this agreement, (ii) claims by PSMT Inc. under any agreements relating to the IFC loan, including, without limitation, MR. GO’s personal guarantee in the form attached as Exhibit H to this agreement, or (iii) any claims for indemnification or contribution by any current or former officer, director, or employee of PSMTP associated with PSMT Inc., whether arising under contract, certificate of incorporation or bylaws of PSMTP, or applicable law which claims in clauses (i) to (iii), the Parties do not intend to release.

c. Robert Gans, in his individual capacity, also releases and forever discharges MR. GO, E-Class and PSMTP from any and all liability for claims arising out of the Litigation.

2. The Parties further acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to any release herein made, and agree that every release herein made is now and will remain effective, notwithstanding such different or additional facts or the discovery thereof. The Parties hereto expressly waive and relinquish any and all rights and benefits conferred upon them by the provisions of section 1542 of the California Civil Code, which are as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

With full awareness and understanding of the above provision, each of the Parties hereto hereby waives any rights such party may have under section 1542 of the California Code of Civil Procedure, as well as any other statutes or common law principles of similar effect.

3. The Parties acknowledge that the foregoing waiver of the provisions of section 1542 of the California Civil Code is part of the consideration hereunder. The Parties expressly consent that the general release set forth herein shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown and unsuspected claims, demands, and causes of action, if any, to the same effect as those terms and provisions relating to any other claims, demands, and causes of action hereinabove specified.

4. Each party further agrees and covenants that if the facts with respect to which this Agreement is executed are found to be different from the facts now believed to be true, such party expressly accepts and assumes the risk of such possible difference in facts and agrees that this document shall be and remain fully effective notwithstanding such difference in facts.

G. GENERAL PROVISIONS

1. Non-Disparagement /Confidentiality.

a. All Parties agree that no Party will at any time directly or indirectly, alone or with others, disparage in any way, whether verbally or in writing, any other Party or any other Party’s officers, directors, employees, stockholders or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. Any communication by a Party that reasonably tends to portray another Party to this Agreement in a negative light will be deemed to be disparaging for purposes of this provision. Nothing in this provision, however, shall limit any Party’s ability to respond accurately and fully to any question, inquiry or request for information required by legal process or government audit.

b. The Parties and their counsel understand and agree that the terms and conditions of this settlement, shall be, and remain, confidential as between the Parties. Except as otherwise provided for in this Agreement, the Parties and their counsel agree to hold in strict confidence and not to disclose to any other person the existence and content of this Agreement except as may be reasonably required by law.

c. In response to inquiries concerning the outcome of this matter, or the status of the business of PSMTP, the Parties and their counsel will limit their comments to the mutually agreed upon statements attached as Exhibits “J-1 and J-2” to this Agreement. Nothing in this Agreement shall be construed to in any way limit PSMT Inc.’s ability to make all necessary disclosures pursuant to United States’ Securities Laws and regulations.

d. It is expressly understood and agreed by the Parties that all of them shall be fully bound by the provisions of this Non-Disparagement/Confidentiality provision. Notwithstanding the above, the Parties and their counsel may disclose these matters to family members, and/or accountants, attorneys, or other professionals to the extent necessary to comply with tax laws or to accomplish a necessary business purpose, including information reasonably necessary to respond to inquiries by government agencies regarding security issues. However, if any Party to this Agreement chooses to disclose what has been identified in this Agreement as Confidential Information, the disclosing Party shall be liable for further disclosures and/or breaches of this provision.

e. In the event any Party violates this Non-Disparagement/Confidentiality provision, then all Parties agree that the releases and waivers set forth in this Agreement shall not apply to any claim arising from or relating to the substance of the communication made in violation of this Non-disparagement/Confidentiality provision.

2. Venue, Choice of Law, Personal Jurisdiction.

This Agreement will be governed by and interpreted by and subject to interpretation under the laws of the State of California. Any proceeding involving the interpretation, alleged breach or enforcement of this Agreement must be brought in San Diego County and shall be exclusively litigated in the courts of the County of San Diego, State of California, United States of America, to the exclusion of any and all Philippine courts and other quasi-judicial bodies. MR. GO, Go Affiliates, E-Class and PSMTP, and each of them, expressly submit to personal jurisdiction in the County of San Diego, State of California. By signing this Agreement, MR. GO, GO Affiliates, E-Class and PSMTP hereby expressly waive any potential defenses raised to any action arising out of this Agreement, claiming lack of personal or subject matter jurisdiction. MR. GO, GO Affiliates, E-Class and PSMTP acknowledge that this provision was a material inducement for PSMT Inc. to enter into this Agreement.

3. Each of the Parties to this Agreement represents and warrants to the other that each of them has the full power, capacity, and authority to enter into this Agreement and Release of Claims, that none of them has sold, assigned or in any manner transferred any claims which any of them ever had against the other to any third party, and that no other releases or settlements are necessary from any other person or entity to release and discharge completely the other parties from the claims specified herein, except where stated otherwise.

4. This Agreement is the result of a settlement and compromise of disputed matters as herein set forth. By entering into this Agreement, no Party hereto admits that the claims of the other are valid or more meritorious, and each Party hereto agrees that the terms of this Agreement shall never be used, referred to, or considered, as an admission of liability of such claims.

5. Each Party recognizes, acknowledges and agrees that with regard to the performance required of the Parties under Section III, A, below, TIME IS OF THE ESSENCE, and said performance must be completed by NO LATER THAN August 20, 2005, or the Party who has failed to perform will cooperate in, or otherwise be subject of, enforcement of the Escrow Instructions.

6. Each Party acknowledges that it has received the advice of independent legal counsel under Philippine and California law, prior to the execution of this Agreement and the opportunity to receive an explanation from legal counsel regarding the legal nature and effect of this Agreement, and each Party understands the terms and provisions of this Agreement and its nature and effect. Each Party further represents that it is entering into this Agreement freely and voluntarily, relying solely upon the advice of its own counsel, and not relying on the representations of any other Party or of the counsel of any other Party except the release and waiver expressly set forth in this Agreement. Each Party expressly agrees that this Agreement shall not be construed or interpreted for or against the party drafting the Agreement.

7. In entering into this Agreement, there have been no representations or warranties made to MR. GO, E-Class or PSMTP by PSMT Inc. or any of its agents or representatives with respect to the business, prospects, assets or liabilities of PSMTP, the shares in PSMTP being conveyed to PSMT Inc. or the tax consequences to any Party under the terms of this Agreement. The Parties each agrees, understands and assumes full responsibility for payment, if any, of any taxes, including but not limited to, local, state and/or federal taxes under California, United States or Philippine law on the value of any consideration provided under this Agreement, and any interest, penalties or assessments thereon.

8. Each Party shall bear his or her own attorneys’ fees and costs. The Parties waive any and all rights to any further claim, and there shall be no further claim by any Party for attorneys’ or other professional fees and associated litigation costs incurred in, or in any way related to, the disputed claims and the Litigation, as well as any attorneys’ or other professional fees and costs incurred in the negotiation, preparation, and closing of this Agreement. However, excepted from this Paragraph is either party’s right to recover attorneys’ fees, expenses and costs associated with enforcement of the defaulting party’s obligation to provide indemnification under this Agreement. Furthermore, if any Party breaches any obligation under this Agreement, the non-breaching Party shall be entitled to reasonable expenses, attorneys’ fees, and costs incurred in any action taken, with or without litigation, to enforce the terms of the Agreement, or to remedy or compensate for such breach.

9. No breach of any provision hereof can be waived except in writing by the party against whom enforcement of the waiver is sought. Waiver of one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. Failure on the part of any party hereto to complain of any act or failure to act of any other party or to declare any other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

10. This Agreement may be executed in counterparts in original or by way of facsimile signature. When each party has signed and delivered such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute an agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

11. This Agreement may not be assigned by any party without the prior written consent of the other Parties. Subject to the foregoing provisions, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

12. This Agreement with the attached Exhibits contain the entire agreement and understanding concerning the subject matter herein and supersedes and replaces any prior negotiations and agreements between the parties hereto, or any of them, whether written or oral. Except as stated otherwise herein, the Parties further acknowledge and agree that any prior agreements entered into among the Parties, their subsidiaries, or any of them, are terminated, void and have no force and effect.

13. In the event that any one or more of the provisions of this Agreement shall be declared invalid, illegal, or unenforceable by a court of competent jurisdiction in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

14. Any alterations, changes or modifications of or to this Agreement, in order to be effective, shall be made by written instrument or interlineations hereon, and in each such instance shall be duly signed on behalf of each Party hereto.

15. The Parties to this Agreement, and each of them, acknowledge that (1) this Agreement and its reduction to final written form is the result of extensive good faith negotiations between the parties through their respective counsel; (2) they have carefully reviewed and fully understand the terms and provisions of this settlement agreement, and that they executed said Agreement after having sufficient opportunity to read and understand said Agreement and after conferring with their counsel; (3) said counsel have carefully reviewed and examined this Agreement before execution by said parties; and (4) any statute or rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

16. This Agreement must be executed by no later than 9:00 p.m., Friday August 5, 2005, or this Agreement is withdrawn and void.

III. CLOSING PROCEDURE

A. To implement and carry out their understanding as set out in this Agreement, the Parties agree to a closing of their transaction in two stages, as follows:

1. First Closing. By 9:00 p.m., on August 5, 2005, at the Peninsula Hotel at Manila in the presence of Department of Trade and Industry Undersecretary Thomas Aquino, in Makati City, Philippines, the Parties shall deliver the following documents called for under this Agreement:

a. MR. GO and E-Class shall execute and deliver to and in favor of PSMT Inc., the following documents:

i.	Affidavits of Desistance signed by MR. GO in (a) “William S. Go v. Benjamin Woods, et al.” pending before the Office of the City Prosecutor of Taguig, docketed as I.S. No. 05-01-00676 [Estafa], and (b) “William S. Go v. Benjamin Woods” pending before the Metropolitan Trial Court of Pasig City, Branch 72, docketed as Criminal Case No. 87188 [Perjury];

ii.	Motion to Dismiss and Recall Arrest Warrant in Perjury Case signed by the private prosecutors and the Motion to Withdraw Information in Perjury Case signed by the public prosecutor dated August 3, 2005. MR. GO and E-Class covenant to have these documents filed and to provide proof of such filings to SSHG by no later than close of business August 8, 2005;

iii.	Motion to Dismiss with prejudice “In re: Complaint filed against: Benjamin Woods” pending before the Bureau of Immigration signed by counsel for MR. GO;

iv.	Motion to Dismiss with prejudice CA-G.R.-SP No. 90463 entitled “PSMT Philippines, Inc. through the E-Class Corporation and William S. Go v. Hon Alfredo Flores, et al.” signed by counsel for MR. GO;

v.	Joint Motion to Dismiss with prejudice SEC Case No. 04-53 entitled “PSMT Philippines, Inc. through the E-Class Corporation and William S. Go v. Benjamin Woods, et al.” signed by counsel for MR. GO;

vi.	Any other documents reasonably required by SSHG to effectuate the dismissal of the cases stated under (i) to (v) above;

vii.	Written proof of delivery to the Escrow Agent of the shares of MR. GO and E-Class in PSMTP;

viii.	Signed Escrow Agreement;

ix.	Duly signed Deed(s) of Assignment of MR. GO and E-Class’ shares to PSMT Inc. (attached to this Agreement as Exhibit “I”);

x.	An assignment of rights to PSMT Inc. in the Citibank Litigation (attached to this Agreement as Exhibit “G”); and

xi.	The personal Letter of Guaranty by MR. GO in favor of PSMT Inc. for the balance due on the IFC loan (Exhibit “H”).

xii.	Executed escrow instructions, including authorization to Deutsche Bank and Undersecretary Thomas Aquino requiring Undersecretary Thomas Aquino’s final approval of the confirmed Escrow Instruction to the Escrow Agent before any releases from Escrow are implemented. (Refer to Exhibits A-1 through A-4, attached to this Agreement).

xiii.	Written confirmation from Metro Bank (a) of the release and waiver of Metro Bank’s Restrictive Covenants; (b) that the Metro Bank Guarantee] is limited to 52% of the PhP66 million loan; and (c) of its approval of, consent to, and waiver of any default provisions triggered by the change of ownership and management of PSMTP contemplated under the Agreement (Exhibit “C”);

xiv.	Written confirmation of Banco de Oro’s approval of, consent to, and waiver of any default provisions triggered by the change of ownership and management of PSMTP contemplated under the Agreement, (Exhibit “D”);

xv.	Signed document from PSMTP instructing Banco de Oro and Equitable PCI to retire the Back-to-Back loans applying the funds on deposit in the form of collateral to the then existing loan balance and instructing that any remaining funds be wired to the bank account of PSMT Inc. (Exhibit “E”); and

xvi.	Written consent by FMIC to the transfer of shares from PSMT Inc. to E-Class and wavier of FMIC’s “tag-along” rights, and any other rights which may be triggered by the transaction contemplated under this Agreement, (Exhibit “F”) .

b. PSMT Inc. to execute and deliver:

i)	to MR. GO and E-Class a copy of the unfiled dismissal of the San Diego Action without prejudice;

ii)	to Escrow an unfiled dismissal with prejudice of the San Diego Action;

iii)	to SSHG, PSMT Inc.’s stock certificates for its shares in PSMTP; and

iv)	to SSHG, Duly Signed Deed(s) of Assignment assigning PSMT Inc.’s shares in PSMTP to E-Class, Exhibit “B”.

xvii.	v) Executed escrow instructions, including authorization to Deutsche Bank and Undersecretary Thomas Aquino requiring Undersecretary Thomas Aquino’s final approval of the confirmed Escrow Instruction to the Escrow Agent before any releases from Escrow are implemented. (Refer to Exhibits A-1 through A-4, attached to this Agreement).

2. Second Closing. On or before August 20, 2005, at SSHG, Makati City, MR. GO and E-Class shall provide counsel for PSMT, Inc. proofs of dismissal, by certified true copies and orders from the appropriate courts/agencies confirming the dismissals/withdrawals with prejudice of the Criminal Actions, Administrative Action and the Civil Action.

B. Consequences of Breach

1. A failure on the part of Mr. Go and E-Class to comply with Section III, A, 1(a) and 2, above, or Section II, B, 1, above, shall entitle PSMT Inc. to the release of Escrow Property (E-Class shares, Deed(s) of Assignment and San Diego Action Dismissal with Prejudice) pursuant to an Escrow Instruction provided in form attached as Exhibit A-3, and under the Escrow Agreement attached as Exhibit A-1.

2. Failure on the part of PSMT Inc. to release PSMT Inc.’s shares in PSMTP within 48 hours after the business day following MR. GO and E-Class’ request for release and after MR. GO and E-Class have complied with Section III, A, 1(a) and 2, above, and Section II, B, 1, above, MR. GO and E-Class shall be entitled to the release of Escrow Property (E-Class shares, Deed(s) of Assignment and San Diego Action Dismissal with Prejudice) pursuant to an Escrow Instruction provided in form attached as Exhibit A-4, and under the Escrow Agreement attached as Exhibits A-1

3. The Parties agree that the Escrow Agent shall only act upon any Escrow Instruction presented, after having received written confirmation of the instruction from Undersecretary Thomas Aquino. The Parties further agree that in the event that the Escrow Agent receives conflicting, competing or inconsistent instructions from the Parties, the Escrow Agent shall hold all deposits to Escrow until receipt of confirmation of one instruction from Undersecretary Aquino, which shall be the only valid instruction.

4. The Parties retain all additional rights and remedies under law and equity, in San Diego, California, pursuant to the terms of this Agreement.

Dated: 8-5-05	By:	/s/ William Go
William Go, an individual (“MR. GO”)

Dated: 8-05-05	By:	/s/ William Go
William Go, Chairman
E-Class Corporation, a Philippines Corporation
(“E-Class”)

Dated: 8-05-05	By:	/s/ William Go
William Go, on behalf of “Go Affiliates”

Dated: 8/5/05	By:	/s/ Robert Gans
Robert Gans, Esq., as officer and general counsel
for PriceSmart Inc., A Delaware Corporation
(“PSMT Inc.”)

Dated: 8/5/05	By:	/s/ Robert Gans
Robert Gans, on behalf of PriceSmart Inc.,
Shareholder of PSMT Philippines, Inc.
(“PSMTP”)

Dated: 8-05-05	By:	/s/ William Go
William Go, on behalf of E-Class
Shareholder of PSMT Philippines, Inc.
(“PSMTP”)

APPROVED AS TO FORM:

Dated: 8-05-05	By:	/s/ Jaime M. Blanco, Jr.
Jaime M. Blanco, Jr., Esq.
Counsel for Mr. Go and E-Class

Dated: August 5, 2005	By:	/s/ Ariel Aguirre
Ariel Aguirre, Esq.,
Counsel for PSMT Philippines, Inc.

Dated: August 5, 2005	By:	/s/ Anton W. Dee
Anton W. Dee, Esq.
Sycip, Salazar, Hernandez and Gatmaitan,
Counsel for PriceSmart Inc.

Dated: August 5, 2005	By:	/s/ Sherry W. Bahrambeygui
Sherry S. Bahrambeygui, Esq.,
Hosey & Bahrambeygui, Attorneys At Law
Counsel for PriceSmart Inc.

ESCROW AGREEMENT

KNOWN ALL MEN BY THESE PRESENTS:

This Agreement made and executed on this 5th day of August 2005, at Makati City, Philippines, by and between:

WILLIAM GO, (“MR. GO”), Filipino, married, with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, and E-CLASS CORPORATION (“E-Class”), a corporation established and existing under Philippine law with office at 27 Apollo St., Acropolis Subdivision, Quezon City (MR. GO and E-Class shall hereinafter be jointly referred to as “E-CLASS”).

PRICESMART, INC., a Delaware Corporation, with office at 9740 Scranton Road, San Diego, CA 92121 U.S.A. (hereinafter referred to as “PSMT INC.”)

- and-

DEUTSCHE BANK AG, a banking corporation duly organized and existing under German laws, acting through its Manila Branch (Trust Department) which is licensed to engage in trust and other fiduciary business in the Philippines by the Bangko Sentrai ng Pilipinas, with office address at the 23rd Floor, Tower One, Ayala Triangle, Ayala Avenue, Makati City, Philippines, represented herein by its Trust Head, MR. MANUEL C. MALABANAN, and its Deputy Head, MS. NANETH S. VINOYA, duly authorized for this purpose and hereinafter referred to as the “ESCROW AGENT”;

WITNESSETH: That -

WHEREAS, PSMT INC., on the one hand, MR. GO, and E-CLASS, on the other, have entered into a Confidential Settlement Agreement and General Release of All Claims dated August 5, 2005 (the “Settlement Agreement”) pursuant to which MR. GO, E-CLASS and PSMT INC. have agreed to designate the ESCROW AGENT to receive and hold in escrow the following:

(a) duly indorsed in blank share certificates (the “Escrow Shares”) evidencing E-CLASS’s 38% equity interest in PSMT Philippines, Inc. (hereinafter referred to as “PSMTP”); and (b) a fully executed dismissal with prejudice of the San Diego Action by PSMT INC. (the “Escrow San Diego Action Dismissal Document” which, together with the Escrow Shares, is hereinafter referred to as the “Escrow Property”);

WHEREAS, MR. GO, E-CLASS and PSMT INC. wish to appoint the ESCROW AGENT to implement the foregoing intent, and the ESCROW AGENT wishes to accept the appointment subject to the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the foregoing premises and of the reciprocal rights and obligations herein specified, the parties hereto do hereby mutually agree as follows:

ARTICLE I: DESIGNATION OF ESCROW AGENT

1.	PSMT INC. and MR. GO, E-CLASS hereby appoint Deutsche Bank AG Manila Branch (Trust Department) as ESCROW AGENT, and said bank hereby accepts its designation as such;

ESCROW AGREEMENT

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2.	For purposes of opening and operating the account, the ESCROW AGENT has herein designated the following Escrow Account Number:

DEUTSCHE BANK ESCROW ACCOUNT NUMBER:

which shall be maintained exclusively for the account.

ARTICLE II: TERMS AND CONDITIONS OF THE ESCROW

1.	Upon the execution of this Agreement:

1.1.	MR. GO and E-CLASS shall deliver to the ESCROW AGENT the documents pertaining to the assignment of the Escrow Shares to PSMT INC. such as, but not limited to the following:

1.1.1	The duly endorsed in blank Certificates of Stock covering the Escrow Shares;

1.1.2	The Deeds of Assignment of Shares by MR. GO, E-CLASS, and Robert See to PSMT INC.;

1.2	PSMT INC. shall deliver to the ESCROW AGENT the Escrow San Diego Action Dismissal Document.

2.	For its services hereunder, the ESCROW AGENT shall be paid by PSMT INC. and E-CLASS on a joint and solidary basis, a flat fee of Php 300,000.00 (including any gross receipts tax reimposed by the government beginning January 1,2004). PSMT INC., on the one hand, and E-CLASS, on the other, shall each be separately billed for one-half of the aforementioned fee upon termination of the duties and responsibilities of the ESCROW AGENT under this Agreement.

3.	Release of Escrow Property.

1.	Upon presentment of the duly executed Escrow Instructions in the form of Exhibit A-2, including Undersecretary Thomas Aquino’s confirming signature, all Escrow Property shall be released 10 MR. GO or E-CLASS.

2.	Upon presentment of the duly executed Escrow instructions in the form of Exhibit A-3, including Undersecretary Thomas Aquino’s confirming signature, all Escrow Property shall be released to PSMT, INC.

3.	Upon presentment of the duly executed Escrow Instructions in the form of Exhibit A-4, including Undersecretary Thomas Aquino’s confirming signature, all Escrow Property shall be released to MR. GO or E-CLASS.

Until such time that the ESCROW AGENT is provided instructions in the form of A-2, A-3 or A-4 above, the ESCROW AGENT is to retain custody of the Escrow Property.

In the event that the ESCROW AGENT receives multiple, competing, or conflicting Escrow Instructions, ESCROW AGENT shall implement only that instruction which bears Undersecretary Thomas Aquino’s confirming signature.

ARTICLE III: TERMINATION OF THE ESCROW

This Agreement shall cease to have effect upon implementation of the Escrow Instructions or by court order, whichever occurs first.

ARTICLE IV: LIABILITIES OF THE ESCROW AGENT

1.	The ESCROW AGENT shall have no implied and/or discretionary duty other than those which are expressly enumerated in this Agreement. The ESCROW AGENT shall not have any duty to

ESCROW AGREEMENT

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ascertain the genuineness of the documents pertinent to the Settlement Agreement, or any other document to be delivered pursuant to this Agreement, nor the authenticity of the signatures appearing thereon. Nor shall the ESCROW AGENT be deemed to have any duty under any document or agreement between PSMT INC. and E-CLASS and any other party claiming interest or interested hereunder, or under any agreement or document referred to in this Agreement.

2.	The ESCROW AGENT is authorized and directed to disregard, in its sole discretion, any and all notices or warnings given by any of the other parties hereto, except only (i) the written instructions issued jointly by both such parties; (ii) orders or processes entered or issued by courts, with or without jurisdiction and (iii) the written confirmation of Dr. Aquino as provided in Article iii hereof. The ESCROW AGENT is further authorized to comply with and obey any and all such (i) joint written instructions of such parties; (ii) any order, judgment or decree of any court; or (iii) written confirmation of Dr. Aquino. Provided, however, that should any such instruction, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, the ESCROW AGENT shall not be liable to any of the other parties hereto or to any other person, firm or corporation by reason of such compliance.

3.	In the event of any controversy arising between the parties and any third party concerning this Agreement, or any document or property deposited under this Agreement affected by it, the ESCROW AGENT shall not be required to determine the same or take any action in the premises and may await settlement of the controversy by joint written instruction of such party and such third party or by appropriate legal proceedings. PSMT INC. and E-CLASS jointly and severally agree to pay and to hold the ESCROW AGENT free and harmless from and against all costs, charges, damages, judgments and attorney’s fees which the ESCROW AGENT may incur in connection with/or arising out of this Agreement.

ARTICLE V: NON-INCLUSION IN PDIC INSURANCE

IT IS UNDERSTOOD THAT THIS AGREEMENT IS NOT COVERED BY THE PHILIPPINE DEPOSIT INSURANCE CORPORATION (PDIC) AND THAT LOSSES, IF ANY, SHALL BE FOR THE ACCOUNT OF PSMT INC. AND/OR E-CLASS.

ARTICLE VI: LEGAL COUNSEL

The ESCROW AGENT may consult with its own legal counsel concerning any question which may arise with reference to the rights, duties and responsibilities of the ESCROW AGENT, unless such advice is clearly inappropriate, illegal or unreasonable as to a man exercising due care and prudence. The opinion of such counsel if given in good faith shall be given full and complete protection in respect to any action taken or suffered by the ESCROW AGENT in good faith and in accordance with the opinion of such counsel.

ARTICLE VII: REPORTS BY THE ESCROW AGENT

The ESCROW AGENT shall render PSMT INC. and E-CLASS a report regarding the management and administration of the documents deposited with the ESCROW AGENT, and the documents held by the ESCROW AGENT under the escrow account as of the date of said report. The aforesaid report shall be made available to PSMT INC. and E-CLASS upon the termination of this Agreement.

ARTICLE VIII: GENERAL INDEMNITY

PSMT INC. and E-CLASS shall indemnify the ESCROW AGENT for all losses, claims an liabilities that the ESCROW AGENT may incur or suffer in connection with this Agreement (save where such losses, claims and liabilities are due to the fraud, bad faith or willful or gross negligence of the ESCROW AGENT).

ESCROW AGREEMENT

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ARTICLE IX : DISCLOSURE

The ESCROW AGENT shall be entitled to disclose information relating to PSMT INC. and E-CLASS if required or permitted to do so by:

1.	Any applicable law or regulations; or

2.	Any central depository, clearing body, company registrar, securities exchange or regulatory body; or

3.	Any office, branch or agent of Deutsche Bank AG (provided that in this instance, (a) the disclosure must be for the purpose of coordinating, assessing, auditing, or supporting the performance of the ESCROW AGENT’S duties under this Agreement and (b) the confidentiality of the disclosed information shall be observed by the recipient).

ARTICLE X: INFORMATION PURSUANT TO SECTION 8 OF THE

GERMAN MONEY LAUNDERING ACT

PSMT INC. and E-CLASS declare that, pursuant to Section 8 of the German Money Laundering Act, they are the beneficial owner of assets constituting the Escrow Dismissal Document and Escrow Shares, respectively, and they are acting for their account hereunder.

ARTICLE XI: CONFIDENTIALITY

The parties and their counsel understand and agree that the terms and conditions of this Agreement, shall be, and remain, confidential as between the parties. Except as otherwise provided for in this Agreement, the Parties and their counsel agree to hold in strict confidence and not to disclose to any other person the existence and content of this Agreement.

ARTICLE XII: VALIDITY, EFFECT AND INTERPRETATION

1.	The validity, effect and interpretation of this Agreement shall be governed by the laws of, and the parties hereto submit to the non-exclusive jurisdiction of the courts of, the Republic of the Philippines.

2.	The nullity of any of the provisions herein shall not affect the validity of the rest of this Agreement

ARTICLE XIII: NON-WAIVER

No failure to exercise and no delay in exercising on the part of any of the parties hereto of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any right, power or privilege.

IN WITNESS WHEREOF, the parties have hereunto set their hands on the date and at the place first written above.

E-CLASS		PSMT INC.

By:	/s/ William Go	By:	/s/ Robert Gans
	William Go		Robert Gans
	President		Officer and General Counsel

ESCROW AGREEMENT

Between                     &                      and DBMN-Trust

/s/ William Go

WILLIAM GO, individually

DEUTSCHE BANK AG (MANILA BRANCH)

TRUST DEPARTMENT

(ESCROW AGENT)

By:	/s/ Manuel Malabanan	By:	/s/ Naneth S. Vinoya
	MANUEL MALABANAN		NANETH S. VINOYA

SIGNED IN THE PRESENCE OF:

	/s/		/s/

ESCROW AGREEMENT

Between                     &                      and DBMN-Trust

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

MAKATI CITY                                         ) S.S.

BEFORE ME, a Notary Public for and in the City of Makati, Metro Manila, Philippines, this              day of AUG 05 2005, personally appeared:

Name	Community Tax Certificate No./ Passport No.	Date / Place of Issue
DEUTSCHE BANK AG Manila Branch	00103503	19 Jan 2005/Makati City

MANUEL C. MALABANAN	LL709816	12 Aug 2003/Manila

NANETHS. VINOYA	HH520114	01 Aug 2001/Manila

WILLIAM GO	22753300	25 Jan 2005/Quezon City

E CLASS	00013138	28 Feb 2005/ Quezon City

ROBERT M. GANS	207814922	10/10/02 - USA

known to me and by me known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the corporations which they respectively represent.

This instrument refers to an Escrow Agreement consisting of six (6) pages, including this page whereon this Acknowledgment is written and signed by the parties and sealed by me.

WITNESS MY HAND AND SEAL.

/s/ Irvin Joseph M. Fabella
IRVIN JOSEPH M. FABELLA
Notary Public for Makati City
Appointment No. 522 until Dec. 31 2006
Roll of Attorney No. 50971
PTR No. 3024183 D; 05/10/05; Makati City
IBP No. 650520; 04/21/05; Makati Chapter
SSHG Law Centre, 105 Paseo de Roxas
Makati City, 1226 Metro Manila
Philippines

Doc. No. 5 ;

Page No. 2 ;

Book No. 1 ;

Series of 2005.

Exhibit A-2

[Date]

DEUTSCHE BANK AG

Manila Branch

Trust Department

23rd Floor, Tower One, Ayala Triangle

Ayala Avenue, Makati City

Attention: Mr. Manuel C. Malabanan

Gentlemen:

We refer to the Escrow Agreement dated August 5, 2005 (the “Escrow Agreement”) by and among the undersigned, WILLIAM GO (hereinafter referred to as “MR. GO”), E-CLASS CORPORATION (hereinafter referred to as “E-CLASS”) and Deutsche Bank AG, as Escrow Agent. Words and expressions used in this letter shall have the same meanings as in the Escrow Agreement.

This notice is being provided to you in accordance with Article II, Section 3 (1) of the Escrow Agreement.

We hereby certify that MR. GO, E-CLASS and PSMTP have satisfied the conditions precedent to the release of the Escrow Property.

You are hereby instructed to release the Escrow Property to MR. GO or E-CLASS immediately.

Yours sincerely,

PriceSmart, Inc.

By:
Name:
Title:
Date:
Time:

Approved by:

Dr. Thomas Aquino
Date:
Time:

Exhibit A-3

[Date]

DEUTSCHE BANK AG

Manila Branch

Trust Department

23rd Floor, Tower One, Ayala Triangle

Ayala Avenue, Makati City

Attention: Mr. Manuel C. Malabanan

Gentlemen:

We refer to the Escrow Agreement dated August 5, 2005 (the “Escrow Agreement”) by and among the undersigned, WILLIAM GO (hereinafter referred to as “MR. GO”), E-CLASS CORPORATION (hereinafter referred to as “E-CLASS”) and Deutsche Bank AG, as ESCROW AGENT. Words and expressions used in this letter shall have the same meanings as in the Escrow Agreement,

This notice is being provided to you in accordance with Article II, Section 3 (2) of the Escrow Agreement.

We hereby certify that MR. GO, E-CLASS and PSMTP have not satisfied the conditions precedent to the release of the Escrow Property to MR. GO and E-CLASS by August 20, 2005.

You are hereby instructed to release the Escrow Property to PSMT INC. immediately.

Yours sincerely,

PriceSmart, Inc.

By:
Name:
Title:
Date:
Time:

Approved by:

Dr. Thomas Aquino
Date:
Time:

Exhibit A-4

[Date]

DEUTSCHE BANK AG

Manila Branch

Trust Department

23rd Floor, Tower One, Ayala Triangle

Ayala Avenue, Makati City

Attention: Mr. Manuel C. Malabanan

Gentlemen:

We refer to the Escrow Agreement dated August 5, 2005 (the “Escrow Agreement”) by and among the undersigned, WILLIAM GO (hereinafter referred to as “MR. GO”), E-CLASS CORPORATION (hereinafter referred to as “E-CLASS”) and Deutsche Bank AG, as Escrow Agent. Words and expressions used in this letter shall have the same meanings as in the Escrow Agreement.

This notice is being provided to you in accordance with Article II, Section 3 (3) of the Escrow Agreement.

We hereby certify that MR. GO and E-CLASS have satisfied the conditions precedent to the release of the Escrow Property to MR. GO and E-CLASS.

You are hereby instructed to release the Escrow Property to MR. GO and E-CLASS immediately.

Yours sincerely,

William Go, Individually
Date:
Time:

E-CLASS

By: William Go, President
Date:
Time:

Approved by:

Dr. Thomas Aquino
Date:
Time:

DEED OF ASSIGNMENT

OF SHARES OF STOCK

THIS DEED OF ASSIGNMENT OF SHARES OF STOCK (this “Deed”) is made by and between:

PRICESMART, INC., a Delaware Corporation, having its principal office at San Diego, California, U.S.A., represented by its Executive Vice President, Robert M. Gans, hereinafter referred to as the “ASSIGNOR”;

- and -

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City hereinafter referred to as “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the legal and beneficial owner of 584,994 shares of stock covered by stock certificate no. 22, (the “Subject Shares”) in PriceSmart Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR desires to irrevocably assign the Subject Shares to the ASSIGNEE, and the ASSIGNEE desires to accept the Subject Shares from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the t terms and conditions set forth below, the parties hereto agree as follows:

1.	For and in consideration of the covenants and undertakings both parties agreed to under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all its rights, title and interests in and to the Subject Shares.

2.	The ASSIGNOR shall bear all documentary stamp and capital gains taxes, if any, on the assignment of the Subject Shares.

3.(a)	PriceSmart, Inc. represents and warrants that:

(i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and organization and has full legal right and authority to enter into this Deed.

(ii) this Deed has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

(b)	The ASSIGNOR further represents and warrants to the ASSIGNEE that the ASSIGNOR is the legal and beneficial owner of the Subject Shares, all of which are free and clear of all liens and encumbrances.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this 5th day of August 2005 in Makati City, Philippines.

PRICESMART, INC. Assignor By:	WILLIAM S. GO Assignee

ROBERT M. GANS

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans [on behalf of PriceSmart, Inc.]	207314922	United States/10-10-02

William S. Go	22753300	Quezon City/1-25-05

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this              day of                     , 2005

Doc. No.             ;

Page No.             ;

Book No.             ;

Series of 2005.

Dethddsick PriceSmart deed-of-sale

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

ROBERT M. GANS, of legal age, with residence at                     , and employed as Executive Vice President of PriceSmart, Inc., a Delaware Corporation, hereinafter referred to as the “ASSIGNOR”;

- and -

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, hereinafter referred to as “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. ; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of PriceSmart, Inc. (“PSMT Inc.”) to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be signed in their respective names, this             day                     of in                    .

ROBERT M. GANS Assignor	WILLIAM S. GO Assignee

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                          )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans	207314922	United States/10-10-02

William S. Go	22753300	Quezon City/1-25-05

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this              of                     , 2005.

Doc. No.              :

Page No.              ;

Book No.              ;

Series of 2005

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

WILLIAM J. NAYLON, of legal age, with residence at                     , and employed as                      of PriceSmart, Inc., a Delaware Corporation, hereinafter referred to as the “ASSIGNOR”;

- and -

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, hereinafter referred to as “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. 20; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of PriceSmart, Inc. (“PSMT Inc.”) to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be signed in their respective names, this             day of                      in                      .

WILLIAM J. NAYLON Assignor	WILLIAM S. GO Assignee

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared William S. Go, with Community Tax Certificate No. 2275330 issued at Quezon City on January 25, 2005, who is personally known to me or who was identified by me through competent evidence of identity to be the same person described in the foregoing instrument, who acknowledged before me that his signatures on the instrument was voluntarily affixed by him for the purposes stated therein, and who declared to me that he executed the instrument as his free and voluntary act and deed.

Witness my hand and seal this              day of                     , 2005.

Doc. No.              ;

Page No.              ;

Book No.              ;

Series of 2005.

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

BENJAMIN WOODS, of legal age, with residence at                      and employed as                      of PriceSmart, Inc., a Delaware Corporation, hereinafter referred to as the “ASSIGNOR”;

- and -

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, hereinafter referred to as “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. ; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of PriceSmart, Inc. (“PSMT Inc.”) to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto, and when applicable, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this              day of                      in                     .

BENJAMIN M. WOODS Assignor	WILLIAM S. GO Assignee

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	CTC No.	Date/Place of Issue
William S. Go	22753300	Quezon City/1-25-05

who is personally known to me or who were identified by me through competent evidence of identity to be the same person described in the foregoing instrument, who acknowledged before me that his signature on the instrument were voluntarily affixed by him for the purposes stated therein, and who declared to me that he executed the instrument as his free and voluntary act and deed.

Witness my hand and seal this              day of                     , 2005.

Doc. No.              ;

Page No.              ;

Book No.              ;

Series of 2005.

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

HENRY JOE BRYANT II, of legal age, with residence at                     , employed as                                  of PriceSmart, Inc., a Delaware Corporation, hereinafter referred to as the “ASSIGNOR”;

- and -

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, hereinafter referred to as “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. 21; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of PriceSmart, Inc. (“PSMT Inc.”) to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be signed in their respective names, this              day of                              in                             .

HENRY JOE BRYANT II	WILLIAM S. GO
Assignor	Assignee

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared William S. Go, with Community Tax Certificate No. 2275330 issued at Quezon City on January 25, 2005, who is personally known to me or who was identified by me through competent evidence of identity to be the same person described in the foregoing instrument, who acknowledged before me that his signature on the instrument was voluntarily affixed by him for the purposes stated therein, and who declared to me that he executed the instrument as his free and voluntary act and deed.

Witness my hand and seal this              day of                                 , 2005.

Doc. No.              ;

Page No.              ;

Book No.             ;

Series of 2005.

WAIVER AND CONFIRMATION AGREEMENT

We refer to the following agreements:

(1)	Loan Agreement among PSMT Philippines, Inc. (“PSMTP”) and Metropolitan Bank and Trust Company, Inc. (“Metrobank”) dated September 13, 2001 relating to the PHP250,000,000 loan granted by Metrobank to PSMTP, as may be amended, (the “First Loan Agreement”);

(2)	Loan Agreement among PSMT Philippines, Inc. (“PSMTP”) and Metropolitan Bank and Trust Company, Inc. (“Metrobank”) dated July 1, 2003 relating to the PHP66,000,000 loan granted by Metrobank to PSMTP, as may be amended, (the “Second Loan Agreement”);

(The First Loan Agreement and the Second Loan Agreement are hereby collectively referred to as the “Loan Agreements”.)

We have been advised that PriceSmart, Inc. will transfer all its rights, title, and interest in PSMTP (the “Transfer”) to the E-Class Corporation. The Transfer will result in substantial changes in ownership, control and management of PSMTP. We have also been advised that pursuant to the terms and conditions of the Transfer, PSMTP will make full prepayments (the “Prepayments”) of its loan obligations under: (i) the loan agreement between PSMTP and Equitable PCI Bank dated March 21, 2003; and (ii) the loan agreement between PSMTP and Banco De Oro dated September 12, 2002 and March 18, 2003 relating to the PHP285,725,000 and PHP55,000,000 loans, respectively, granted by BDO to PSMTP as may be amended.

In consideration thereof and with effect upon the execution of the relevant documents effecting the Transfer (a draft copy of which will be furnished us prior to their execution) we hereby confirm the following:

(1)	Metrobank expressly gives its consent to the Transfer and the Prepayments.

(2)	Metrobank hereby unconditionally, absolutely and irrevocably waives any rights or actions of whatever nature to declare or consider PSMTP in default of any of its covenants, obligations or warranties under the Loan Agreements arising from or in connection with the Transfer and the Prepayments, including but not limited to, any right to demand for a proportionate prepayment of the outstanding loans under the Loan Agreements.

(3)

PriceSmart, Inc. has executed a guarantee in favor of Metrobank guaranteeing 52% of the total outstanding obligations of PSMTP under the Loan Agreements. For the avoidance of doubt, Metrobank acknowledges and confirms that the guarantee issued by Pricesmart, Inc., and any liability of

C

PriceSmart, Inc. under any guarantee that it may have issued to Metrobank, shall not exceed the amount equivalent to 52% of the outstanding balances under the Loan Agreements as of date of execution hereof, granted to PSMTP, including interests and other charges, if any.

(4)	Except as specified and stipulated above, nothing herein shall be construed as a novation of the Loan Agreements, Deed of Guaranty, Deed of Chattel Mortgage, Real Estate Mortgages, Deed of Assignment of Continuing Inventories, and other related documents, if any, which shall remain in full force and effect, nor a waiver of any rights which Metrobank hereby expressly reserves.

(5)	This Waiver and Confirmation Agreement has been duly authorized, executed and delivered by Metrobank and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

IN WITNESS WHEREOF, Metrobank has caused this Waiver and Confirmation Agreement to be executed this Aug 05 2005

Metropolitan Bank and Trust Company		PriceSmart, Inc.

By:	/s/ Helen U. Vargas	By:	/s/ Robert M. Gans
HELEN U. VARGAS			Name:
First Vice-President			Title:

E-Class Corporation

		By:	/s/ William S. Go
Name:
Title:

SIGNED IN THE PRESENCE OF:

/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

                                                             )S.S.

BEFORE ME, a Notary Public for and in [    ] personally appeared:

Name	CTC No.	Name/Place Issued
Helen U. Xargas	09229139	Feb. 1. 2005/X

known to me and to be known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed and the voluntary act and deed of the corporations which they represent.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this AUG 05 2005 of [    ] at the place written above.

/s/ Irvin Joseph M. Fabella

IRVIN JOSEPH M. FABELLA

Notary Public for Makati City

Appointment No. 522 until Dec. 31, 2006

Roll of Attorney No. 50971

PTR No. 3024183 D; 05/10/05; Makati City

IBP No. 650520; 04/21/05; Makati Chapter

SSHG Law Centre, 105 Paseo de Roxas

Makati City, 1226 Metro Manila

Philippines

Doc. No. 2;

Page No. 1;

Book No. 1;

Series of 2005.

WAIVER AND CONFIRMATION AGREEMENT

We refer to the following agreements:

(1)	Loan Agreement among PSMT Philippines, Inc. (“PSMTP”) and Banco de Oro Universal Bank (“BDO”) dated June 19, 2002 relating to the PHP250,000,000 loan granted by BDO to PSMTP, as may be amended, (the “Term Loan Agreement”);

(2)	Loan Agreements among PSMT Philippines, Inc. (“PSMTP”) and BDO dated September 12, 2002 and March 18, 2003 relating to the PHP285,725,000 and PHP55,000,000 loans, respectively, granted by BDO to PSMTP as may be amended (the “Back to Back Loan Agreements”);

We have been advised that PriceSmart, Inc. will transfer all its rights, title, and interest in PSMTP (the “Transfer”) to the E-Class Corporation. The Transfer will result in substantial changes in ownership, control and management of PSMTP. We have also been advised that pursuant to the terms and conditions of the Transfer, PSMTP will make full prepayments (the “Prepayments”) of its loan obligations under the Back to Back Loan Agreements and the loan agreement between PSMTP and Equitable PCI Bank dated March 21, 2003.

In this connection, we hereby confirm the following:

(1)	BDO expressly gives its consent to the Transfer and the Prepayments.

(2)	BDO hereby unconditionally, absolutely and irrevocably waives any rights or actions of whatever nature to declare or consider PSMTP in default of any of its covenants, obligations or warranties under the Term Loan Agreement arising from or in connection with the Transfer and the Prepayments.

(3)	BDO hereby unconditionally, absolutely and irrevocably waives any rights or actions to demand for a prepayment fee under the Back to Back Loan Agreements.

(4)	PriceSmart, Inc. has executed a guarantee (the “Guarantee”) in favor of BDO guaranteeing 52% of the total outstanding obligations of PSMTP under the Term Loan Agreement. BDO hereby confirms that it shall immediately release PriceSmart, Inc. from the Guarantee when PSMTP’s obligation under the Term Loan Agreement has been partially paid and the remaining balance payable to BDO by PSMTP under the Term Loan Agreement is One Hundred Million Pesos (PHP100,000,000) or less.

(5)	This Waiver and Confirmation Agreement has been duly authorized, executed and delivered by BDO and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

12 ADB Avenue, Ortigas Center, Mandaluyong City 1550, Phillippines
Tel. No. +63(2) 636-6060 P.O. Box 132-80 Ortigas Post Office
SWIFT Code : BNORPHMM www.bancodeoro.com.ph

D

IN WITNESS WHEREOF, BDO has caused this Waiver and Confirmation Agreement to be executed this AUG 05 2005.

Banco de Oro Universal Bank

By:	/s/ Martin M. Escalona

Raymundo Martin M. Escalona First Vice President

SIGNED IN THE PRESENCE OF:

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES                )

MANDALUYONG CITY, METRO MANILA) S.S.

BEFORE ME, a Notary Public for and in [    ] personally appeared:

Name	CTC No.	Date/Place Issued
Raymundo Martin M. Escalona	23033619	Feb. 28, 2005/Mandaluyong City

known to me and to be known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed and the voluntary act and deed of the corporations which they represent.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this 05 AUG 2005 day of [    ] at the place written above.

/s/ Cristina G Ngo
Atty. CRISTINA G NGO
Notary Public untill 12/31/05, Mandaluyong City
No. 12 ADB Avenue, Ortigas Center, Mandaluyong City Roll No. X, IBP Lifetime Member No. 024X
PTR No. X, Mandaluyong City, 01/05/04

Doc. No. 241;

Page No. 50;

Book No. 8011;

Series of 2005.

WAIVER AND CONFIRMATION AGREEMENT

We refer to the following agreements:

(1)	Loan Agreement among PSMT Philippines, Inc. (“PSMTP”) and Banco de Oro Universal Bank (“BDO”) dated June 19, 2002 relating to the PHP250,000,000 loan granted by BDO to PSMTP, as may be amended, (the “Term Loan Agreement”);

(2)	Loan Agreements among PSMT Philippines, Inc. (“PSMTP”) and BDO dated September 12, 2002 and March 18, 2003 relating to the PHP285,725,000 and PHP55,000,000 loans, respectively, granted by BDO to PSMTP as may be amended (the “ Back to Back Loan Agreements”);

We have been advised that PriceSmart, Inc. will transfer all its rights, title, and interest in PSMTP (the “Transfer”) to the E-Class Corporation. The Transfer will result in substantial changes in ownership, control and management of PSMTP. We have also been advised that pursuant to the terms and conditions of the Transfer, PSMTP will make full prepayments (the “Prepayments”) of its loan obligations under the Back to Back Loan Agreements and the loan agreement between PSMTP and Equitable PCI Bank dated March 21, 2003.

In this connection, we hereby confirm the following:

(1)	BDO expressly gives its consent to the Transfer and the Prepayments.

(2)	BDO hereby unconditionally, absolutely and irrevocably waives any rights or actions of whatever nature to declare or consider PSMTP in default of any of its covenants, obligations or warranties under the Term Loan Agreement arising from or in connection with the Transfer and the Prepayments.

(3)	BDO hereby unconditionally, absolutely and irrevocably waives any rights or actions to demand for a prepayment fee under the Back to Back Loan Agreements.

(4)	PriceSmart, Inc. has executed a guarantee (the “Guarantee”) in favor of BDO guaranteeing 52% of the total outstanding obligations of PSMTP under the Term Loan Agreement. BDO hereby confirms that it shall immediately release PriceSmart, Inc. from the Guarantee when PSMTP’s obligation under the Term Loan Agreement has been partially paid and the remaining balance payable to BDO by PSMTP under the Term Loan Agreement is One Hundred Million Pesos (PHP100,000,000) or less.

(5)	This Waiver and Confirmation Agreement has been duly authorized, executed and delivered by BDO and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

12 ADB Avenue, Ortigas Center, Mandaluyong City 1550, Phillippines
Tel. No. +63(2) 636-6060 P.O. Box 132-80 Ortigas Post Office
SWIFT Code : BNORPHMM www.bancodeoro.com.ph

IN WITNESS WHEREOF, BDO has caused this Waiver and Confirmation Agreement to be executed this AUG 05 2005.

Banco de Oro Universal Bank

By:	/s/ Raymundo Martin M. Escalona
Raymundo Martin M. Escalona
First Vice President

SIGNED IN THE PRESENCE OF:

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES                     )

MANDALUYONG CITY, METRO MANILA ) S.S.

BEFORE ME, a Notary Public for and in [    ] personally appeared:

Name	CTC No.	Date/Place Issued
Raymundo Martin M. Escalona	23033619	Feb. 28, 2005/Mandaluyong City

known to me and to be known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed and the voluntary act and deed of the corporations which they represent.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this 05 AUG 2005 day of [    ] at the place written above.

/s/ Cristina G Ngo
Atty. CRISTINA G NGO
Notary Public untill 12/31/05, Mandaluyong City
No. 12 ADB Avenue, Ortigas Center, Mandaluyong City Roll No. X, IBP Lifetime Member No. 024X
PTR No. X, Mandaluyong City, 01/05/04

Doc. No. 241;

Page No. 50;

Book No. 804;

Series of 2005.

August 5, 2005

Equitable PCI Bank

EPCI Bank Tower 1

Makati Ave. corner H.V. de la Costa

Makati City

Attention:

Gentlemen:

We refer to the loan agreement between PSMT Philippines, Inc. (“PSMT”) and Equitable PCI Bank (“EPCIB”) dated March 21, 2003, respectively, with an original loan amount of PHP203,500,000.00 (the “EPCIB Back-to-Back Loans”).

This notice serves a our final and irrevocable instruction to EPCIB to retire the EPCIB Back-to-Back Loans by applying the funds on deposit with EPCIB in the form of collateral to the existing loan balance under the said loan agreement. Any remaining funds on deposit with EPCIB should be wired as soon as possible to the bank account of Pricesmart Inc. with the following details:

Bank Name:	Union Bank of California
Address:	530 B Street #420 San Diego, CA 92101

ABA Number:	122000496
Swift Number:	BOFCUS33MPK

Beneficiary Name:	PriceSmart, Inc.
Beneficiary Account No:	4000153996

This instruction has been duly authorized, executed and delivered by PSMT and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

This instruction shall be governed by the laws of the Republic of the Philippines.

Yours sincerely,

PSMT Philippines, Inc.

By:	/s/ William Go
William Go
Chairman of the Board

E-1

August 5, 2005

Banco De Oro Universal Bank

No. 12 ADB Avenue, Ortigas Center

Mandaluyong City

Attention:

Gentlemen:

We refer to the two loan agreements between PSMT Philippines, Inc. (“PSMT”) and Banco De Oro Universal Bank (“BDO) dated September 12, 2002 and March 18, 2003, respectively, with an aggregate original loan amount of PHP340,725,000.00 (the “ BDO Back-to-Back Loans”).

This notice serves as our final and irrevocable instruction to BDO to retire the BDO Back-to-Back Loans by applying the funds on deposit with BDO in the form of collateral to the existing loan balance under the said loan agreements. Any remaining funds on deposit with BDO should be wired as soon as possible to the bank account of PriceSmart Inc. with the following details:

Bank Name:	Union Bank of California
Address:	530 B Street #420 San Diego, CA 92101

ABA Number:	122000496
Swift Number: ■	BOFCUS33MPK

Beneficiary Name:	PriceSmart, Inc.
Beneficiary Account No:	4000153996

This instruction has been duly authorized, executed and delivered by PSMT and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

This instruction shall be governed by the laws of the Republic of the Philippines.

Yours sincerely,

PSMT Philippines, Inc.

By:	/s/ William Go
William Go
Chairman of the Board

E-2

WAIVER AND CONFIRMATION AGREEMENT

We refer to the Shareholders’ Agreement (the “Shareholders Agreement”) among PriceSmart, Inc. (“PriceSmart”), Mr. William Go, and Robert See (“E-Class”).

We are advised that PriceSmart will transfer all its rights, title, and interest in PSMT Philippines, Inc. (“PSMTP”) to E-Class (the “Transfer”). The Transfer will result in substantial changes in ownership, control and management of PSMTP.

In consideration thereof and with effect upon the execution of the relevant documents effecting the Transfer (a draft copy of which will be furnished us prior to their execution), we hereby confirm following:

(1)	First Metro Investment Corporation expressly gives its consent to the Transfer.

(2)	First Metro Investment Corporation hereby unconditionally, absolutely and irrevocably waives any right of first refusal, tag-along rights, drag-along rights and other similar rights or actions of whatever nature it may have under the Shareholders Agreement, including but not limited to the restrictions on the transfer of shares provided for in Section 11 thereof, arising from or in connection with the Transfer.

(3)	Except as specified and stipulated herein, nothing herein shall be construed is a novation of, or waiver of rights under the Shareholders Agreement or amendments thereto and other related documents, all of which shall remain in full force and effect.

(4)	This Waiver and Confirmation Agreement has been duly authorized, executed and delivered by First Metro Investment Corporation and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

IN WITNESS WHEREOF, First Metro Investment Corporation has caused this Waiver and Confirmation Agreement to be executed this                     .

First Metro Investment Corporation

By:	Roberto Juanchito T. Dispo
Roberto Juanchito T. Dispo
Executive Vice President

Makati Office	Binondo Office
20th Floor, G.T. Towef International	2nd Floor, Wellington Building
Ayala Avenue, corner H.V. Dela Costa St.	Plaza Lorenzo Ruiz, Binondo
Makati City, Philippines	Manila, Philippines
Tel: (632) 840 5751	Tel: (632) 241 4301 to 07
Fax: (632) 840 3706	Fax: (632) 241 0750, 241 0197

F

SIGNED IN THE PRESENCE OF:

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )
) S.S.

BEFORE ME, a Notary Public for and in [    ] personally appeared:

Name	CTC No.	Name/Place Issued

Roberto Juanchito Dispo	2176839	Jan.14, 2005/Manila

known to me and to be known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed and the voluntary act and deed of the corporations which they represent.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this Aug 05 2005 day of [    ] at the place written above.

/s/ Irvin Joseph M. Fabella
IRVIN JOSEPH M. FABELLA

Notary Public for Makati City

Appointment No. 522 until Dec. 31, 2008

Roll of Attorney No. 50971

PTR No. 3024183 D; 05/10/05; Makati City

1BP No. 650520; 04/21/05; Makati Chapter

SSHG Law Centre, 105 Paseo de Roxas

Makati City, 1226 Metro Manila

Philippines

Doc. No. 3 ;

Page No. 2 ;

Book No. 1 ;

Series of 2005.

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT ( “Deed”) is made by and among:

E-CLASS CORPORATION (“E-Class”), a corporation organized and existing under the laws of the Philippines, having its principal office at 27 Apollo St., Acropolis Subdivision, Quezon City, represented herein by its President, WILLIAM S. GO, and PSMT PHILIPPINES, INC. (“PSMTP”), a corporation organized and existing under the laws of the Philippines, with principal place of business at the 32nd St., Fifth Avenue, Fort Bonifacio Global City, Taguig, Metro Manila, represented herein by its Chairman, WILLIAM S. GO, collectively, the “ASSIGNORS”.

- and -

PRICESMART, INC., a Delaware Corporation, (“PSMT Inc.”), with principal office at San Diego, California, U.S.A., represented herein by its Executive Vice President, Robert M. Gans, hereinafter referred to as the “ASSIGNEE”.

WHEREAS:

A.	PSMTP is the plaintiff in the case entitled “PSMT Philippines, Inc. v. Citibank N.A.” docketed as Civil Case No. 4-430 (the “Case”) pending before the Regional Trial Court, Makati, Branch 57. PSMT filed the Case against Citibank N.A. (“Citibank”) to recover damages against Citibank arising from its unauthorized debits of PSMT’s bank accounts with Citibank as payment for some credit card transactions of Citibank cardholders in PSMTP, which had previously been approved by Citibank.

B.	The ASSIGNEE is the major shareholder of PSMTP which intends to transfer all of its shares to William S. Go, one of the minority shareholders of PSMTP, on the basis of a Settlement Agreement and General Release of All Claims dated August 5, 2005. As a result of the transfer, ASSIGNEE will divest itself of all of its shareholdings in PSMTP and William S. Go will become the majority shareholder of PSMTP.

G

C.	One of the conditions of the transfer is that the ASSIGNORS will assign to the ASSIGNEE all of their rights and interests, as well as any and all amounts the ASSIGNORS may be entitled to recover from Citibank in the Case by way of settlement, judgment and/or award.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

1.	For and in consideration of the covenants and undertakings of both parties herein and under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNORS absolutely, irrevocably and unconditionally assign, transfer and convey unto the ASSIGNEE all of their rights and interests, as well as and any and all amounts the ASSIGNORS may be entitled to recover from Citibank in the Case by way of settlement, judgment and/or award.

2.	In consideration of the foregoing, ASSIGNEE shall have the exclusive right to manage the litigation of the Case after the execution of this Agreement and shall be solely responsible for all legal expenses and costs in connection with such litigation.

3.(a)	Each party to this Deed represents and warrants that:

(i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and organization and has full legal right and authority to enter into this Deed.

(ii) this Deed has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this 5th day of August 2005 in Makati City, Philippines.

E-CLASS CORPORATION Assignor		PRICESMART, INC. Assignee

By:	/s/ William S. Go	By:	/s/ Robert M. Gans
WILLIAM S. GO		ROBERT M. GANS

PSMT PHILIPPINES, INC. Assignor

By:	/s/ William S. Go
WILLIAM S. GO

SIGNED IN THE PRESENCE OF

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           ) S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans [on behalf of PriceSmart, Inc.]	207314922	United States/10-10-02

William S. Go [on behalf of E-Class Corporation and PSMT Philippines, Inc.	22753300	Quezon City/1-25-05

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this 5th day of August, 2005.

Doc. No.             ;

Page No.             ;

Book No.             ;

Series of 2005.

LETTER OF GUARANTY

[Date] AUG 05 2005

PriceSmart, Inc.

San Diego, California

Attention:	_____________
[Designation]

Gentlemen:

In connection with the IFC loan (approximately $9.5 million, maturing on June 15, 2012, hereafter the “IFC Loan”) owed to PriceSmart, Inc. (“PSMT Inc.”) by PSMT Philippines (“PSMTP”) in relation to the Paragraph —, Section — of the Settlement Agreement and General Release of All Claims dated August 5, 2005 (the “Settlement Agreement”) by and between PSMT Inc. and the undersigned, the E-Class Corporation and PSMTP:

(1) The undersigned guarantor, a Filipino, married, of legal age, (the “Guarantor”), as primary obligor, hereby absolutely, irrevocably and unconditionally guarantees to PSMT, Inc. the due and punctual performance by the Guarantor, the E- Class Corporation and/or PSMTP of all their obligations to PSMT Inc. under and pursuant to the terms of the IFC Loan.

(2) The Guarantor hereby agrees that upon default by the Guarantor, the E-Class Corporation and/or PSMTP in the payment of the IFC Loan or any part thereof when due, the Guarantor shall forthwith pay and perform the same without need of notice of demand. The Guarantor hereby expressly waives diligence, presentment, demand, protest and notice of any kind whatsoever, as well as any requirement that PSMT exhaust any right or take any action against PSMTP and/or the E-Class Corporation.

(3) This Guaranty shall be primary, absolute and unconditional and shall extend to and cover every extension or renewal of, and every obligation accepted in substitution for, any obligation guaranteed hereby, and the Guarantor shall be bound hereby irrespective of (i) the existence, value or condition of any collateral security PSMT, Inc. may at any time hold; (ii) the invalidity, irregularity or enforceability of any instrument, writing or arrangement relating to any credit, loan of money or financial accommodation granted by PSMT Inc. to PSMTP and/or the E-Class Corporation; (iii) the inability or failure of PSMT Inc. to fully establish or perfect its lien or security interest in any collateral pledged to it; (iv) any other circumstance that might constitute a defense to, or discharge of, PSMTP and/or the E-Class Corporation with respect to any of the obligations hereby guaranteed, or of the Guarantor in regard to this Guaranty, other than payment in full of the obligations guaranteed hereby; or (v) any present or future law or order of any government (whether of right or in fact) or of any agency thereof purporting to reduce, amend or otherwise affect any obligation of PSMTP and/or the E-Class Corporation or to vary the terms of payment of the obligations of PSMTP and/or the E-Class Corporation hereby guaranteed.

H

(4) Without limiting the generality of the foregoing, enforcement of this Guaranty shall not be contingent upon pursuit by PSMT Inc. of any remedies it may have against any other guarantor or PSMTP and/or the E-Class Corporation, whether pursuant to the terms of any loan documents or by law, and PSMT Inc., in this regard, shall not be required to (i) institute any judicial action against PSMTP and/or the E- Class Corporation, (ii) enforce any other remedy against PSMTP and/or the E-Class Corporation, or (iii) take any action to realize upon any property or collateral assigned, pledged or otherwise available to PSMT Inc. as security for the performance of the obligations of the Borrower.

(5) The Guarantor shall indemnify PSMT Inc. immediately on demand against any cost, loss or liability suffered by PSMT Inc. if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which PSMT Inc. would otherwise have been entitled to recover.

(6) Neither the obligations of the Guarantor under this Guarantee nor the rights, power and remedies conferred upon PSMT Inc. by the Guarantee or by law shall be discharged, impaired or otherwise affected by an act, omission, matter or thing which, but for this paragraph (4) might operate to reduce, release or prejudice any of its obligations under this Guarantee including, but not limited to, (i) any time, waiver or consent granted the PSMTP or any other person, (ii) any incapacity or lack of power, authority or legal personality of or dissolution or change in the status of the PSMTP or any other person, (iii) any amendment to the IFC Loan, (iv) any unenforceability, illegality or invalidity of any obligation of any person under the IFC Loan, or (v) any insolvency or similar proceedings.

(7) The Guarantor hereby accepts due notice that PSMT Inc. has accepted this letter of guaranty executed by the Guarantor in favor of PSMT.

(8) This letter of guaranty shall remain in full force and effect until the IFC Loan shall have been fully paid and performed.

(9) This letter of guaranty will be governed by and interpreted by and subject to interpretation under the laws of the State of California. Any proceeding involving the interpretation, alleged breach or enforcement of this letter of guaranty must be brought in San Diego County and shall be exclusively litigated in the courts of the County of San Diego, State of California, United States of America, to the exclusion of any and all Philippine courts and other quasi-judicial bodies. The undersigned expressly submits to personal jurisdiction in the County of San Diego, State of California.

(10) In the event that any provision of this letter of guaranty shall be deemed illegal or void, the other provisions not affected by such illegal or void provision shall continue to be in full force and effect until the expiration of the term hereof.

Very truly yours,

/s/ William S. Go
Guarantor

With my marital consent:

/s/

Signed in the Presence Of

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

MAKATI, METRO MANILA ) S.S.

BEFORE ME, a Notary Public for and in                    , on this AUG 05 2005 day of                     , 2004 personally appeared the following with their respective Community Tax Certificates:

Name	Community Tax Certificate No.	Date and Place of Issue
William S. Go	22758300	Jan. 25, 2005 / Quezon City

known to me and to me known to be the same person/s who executed the foregoing letter-agreement and acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the corporation that they represent, said persons being duly authorized for this purpose.

The foregoing instrument is entitled a “Guaranty Letter” and consists of [four (4)] pages, including this Acknowledgment page, and has been signed on each page by the Guarantor.

WITNESS MY HAND AND NOTARIAL SEAL on the date and at the place first above written.

/s/ Irvin Joseph M. Fabella
IRVIN JOSEPH M. FABELLA

Notary Public for Makati City

Appointment No. 522 until Dec. 31, 2006

Roll of Attorney No. 50971

PTR No. 3024183 D 05/10/05; Makati City

IBP No. 650520; 04/21/05; Makati Chapter

SSHG Law Centre, 105 Paseo de Roxas

Makati City, 1226 Metro Manila

Philippines

Doc. No. 6;

Page No. 3;

Book No. 1;

Series of 2005

DEED OF ASSIGNMENT

OF SHARES OF STOCK

THIS DEED OF ASSIGNMENT OF SHARES OF STOCK (this “Deed”) is made by and between:

The E-CLASS CORPORATION, a corporation organized and existing under the laws of the Philippines, having its principal office at 27 Apollo St. Acropolis Subdivision, Quezon City, represented herein by its President, WILLIAM GO, hereinafter referred to as “ASSIGNOR”.

-and-

PRICESMART, INC., a Delaware Corporation, having its principal office at San Diego, California, U.S.A., represented by its Executive Vice President, Robert M. Gans, hereinafter referred to as the “ASSIGNEE”;

WHEREAS:

A.	The ASSIGNOR is the legal and beneficial owner of 427,498 shares of stock, covered by stock certificate no. 011, in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR desires to irrevocably assign the Subject Shares to the ASSIGNEE, and the ASSIGNEE desires to accept the Subject Shares from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

1.	For and in consideration of the covenants and undertakings both parties herein agreed to under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEES all its right, title and interests in and to the Subject Shares.

2.	The ASSIGNEE shall bear all documentary stamp and capital gains, if any, on the assignment of the Subject Shares.

3.(a)	Each party to this Deed represents and warrants that:

(i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and organization and has full legal right and authority to enter into this Deed.

(ii) this Deed has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with its terms.

(b)	The ASSIGNOR further represents and warrants to the ASSIGNEE that the ASSIGNOR is the legal and beneficial owner of the Subject Shares, all of which are free and clear of all liens and encumbrances.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this 5th day of August 2005 in Makati City, Philippines.

E-CLASS CORPORATION		PRICESMART, INC.
Assignor		Assignee

By:	/s/ William S. Go	By:	/s/ Robert M. Gans

SIGNED IN THE PRESENCE OF:

/s/		/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                          )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans	207314922	United
[on behalf of PriceSmart, Inc.]		States/10-10-02

William S. Go	22753300	Quezon City/1-25-05
[on behalf of E-Class
Corporation]

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily-affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this              day of                     , 2005.

Doc. No.              ;

Page No.              ;

Book No.              ;

Series of 2005.

Dethddsick

PriceSmart deed-of-sale

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

ROBERT C. SEE, of legal age and with address c/o at 27 Apollo St., Acropolis Subdivision, Quezon City, herein represented by WILLIAM S. GO and hereinafter referred to as “ASSIGNOR”;

and

PRICESMART, INC., with principal office at San Diego, California, U.S.A. represented herein by its Executive Vice President Robert M. Gans, hereinafter referred to as the “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. 005; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of The E-Class Corporation to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE-desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto, and when applicable, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this 5th day of August 2005 in Makati City.

/s/ William S. Go	PRICESMART, INC.

WILLIAM S. GO	By:	/s/ Robert M. Gans
for and behalf of		Assignee
ROBERT C. SEE
Assignor	ROBERT M GANS

SIGNED IN THE PRESENCE OF:

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans [on behalf of PriceSmart, Inc.]	207314922	United States/10-10-02

William S. Go	2275330	Quezon City/1-2 5-05

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this              day of                     , 2005.

Doc. No.             ;

Page No.             ;

Book No.             ;

Series of 2005.

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT (this “Deed”) is made by and between:

WILLIAM S. GO, of legal age and with residence at 27 Apollo St., Acropolis Subdivision, Quezon City, hereinafter referred to as “ASSIGNOR”;

and

PRICESMART, INC., with principal office at San Diego, California, U.S.A. represented herein by its Executive Vice President Robert M. Gans, hereinafter referred to as the “ASSIGNEE”.

WHEREAS:

A.	The ASSIGNOR is the registered owner of one share of stock (stock certificate no. 004; the “Share”) in PSMT Philippines, Inc. (“PSMTP”), a corporation duly organized and existing under Philippine law.

B.	The ASSIGNOR holds the Share as nominee of The E-Class Corporation to the Board of Directors of PSMTP.

C.	The ASSIGNOR desires to irrevocably assign the Share to the ASSIGNEE, and the ASSIGNEE desires to accept the Share from the ASSIGNOR, under the terms and conditions set forth in this Deed.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereto agree as follows:

For and in consideration of the covenants and undertakings of the parties under a Settlement Agreement and General Release of All Claims dated August 5, 2005, the ASSIGNOR absolutely, irrevocably and unconditionally assigns, transfers and conveys unto the ASSIGNEE all of his rights, title and interests in and to the Share.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Deed to be signed in their respective names, this              day of                      in                                         .

PRICESMART, INC

/s/ William S. Go	By:	/s/ Robert M. Gans
WILLIAM S. GO		ROBERT M. GANS

Assignee	ROBERT M GANS

SIGNED IN THE PRESENCE OF:

/s/	/s/

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

CITY OF MAKATI                           )S.S.

I certify that on this date before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Community Tax Certificate No./ Passport Number	Place/ Date of Issue
Robert M. Gans [on behalf of PriceSmart, Inc.]	207314922	United States/10-10-02

William S. Go	22753300	Quezon City/1-25-05

who are personally known to me or who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

Witness my hand and seal this              day of                     , 2005.

Doc. No.             ;

Page No.             ;

Book No.             ;

Series of 2005.

JOINT STATEMENT

PriceSmart, Inc. and E Class Corporation, the principal owners of PSMT Philippines, Inc., doing business in Manila as PriceSmart, [today] jointly announce a restructuring of PSMT Philippines, Inc.

More specifically, the two owners have concluded that local ownership of PSMT Philippines, Inc. is essential for continued operations of that business. Accordingly, an agreement has been entered into by which PriceSmart, Inc. [will convey] [has conveyed] all of its interest in PSMT Philippines, Inc. to E Class Corporation.

All four PriceSmart stores in Manila remain open and fully operative.

[End of Joint Statement]

J-1

PriceSmart Announces Agreement to Sell Philippines Interest

San Diego, CA, August _, 2005—PriceSmart, Inc. (NASDAQ:PSMT) announced it has entered into an agreement to sell its interest in its PriceSmart Philippines subsidiary and resolve all outstanding litigation between PriceSmart and one of the minority shareholders of PriceSmart Philippines and its affiliates. The sale is expected to be completed on August 20, 2005, buy is subject to a number of conditions.

Under the terms of the agreement, PriceSmart has agreed to transfer its shares in PriceSmart Philippines to E-Class Corporation, one of the current minority shareholders in PriceSmart Philippines, in exchange for dismissal of all pending litigation in the Philippines and San Diego, a mutual release of all claims, and agreements by E-Class Corporation and its principal, William Go, to indemnify PriceSmart and hold it harmless for any and all claims relating to the business. Among other things, E-Class, Go and PriceSmart Philippines would indemnify PriceSmart for any claims made by lenders under guaranties previously given by PriceSmart with respect to approximately $6 million of debt borrowed by PriceSmart Philippines. E-Class and Go also agreed to become directly liable for $ 9.5 million of debt currently owed by PriceSmart Philippines to PriceSmart. PriceSmart will continue to_ make available US exports to PriceSmart Philippines on a COD-basis and will provide, information technology services for an agreed upon period of time.

Completion of the transaction is subject to E-Class’ delivery of proof of dismissals of civil and criminal proceedings pending against PriceSmart and certain of its officers and employees. If E-Class and Go fail to deliver proof of such dismissals or if either of them initiates or pursues litigation against PriceSmart or any of its officers or employees before August 20, E-Class’ shares in PriceSmart Philippines, which have been deposited into escrow, would be transferred to PriceSmart.

Assuming that the sale is consummated on August 20, PriceSmart expects to take a charge to earnings in the Company’s fiscal fourth, quarter currently estimated to be $20 million to write-off amounts owed to PriceSmart by PriceSmart Philippines primarily related to past merchandise shipments as well as the write-down of certain assets to expected net realizable value.

Commenting on the transaction, PriceSmart’s CEO Robert Price said: “During the past few years, our management team has worked very hard to reach profitability in the PriceSmart Philippines operation. Unfortunately, we have not been successful. It is our hope that local Philippine ownership will provide a better opportunity for success thereby benefiting our employees and members. In addition, PriceSmart is likely to experience improved financial results by the elimination of operating losses and negative cash flow associated with PriceSmart Philippines. Finally, all parties will benefit from the resolution of all outstanding litigation which is costly and a major distraction to management.”

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